As filed with the Securities and Exchange Commission on November 8, 2023.

Registration No. 333-275170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greystone Housing Impact Investors LP
(Exact name of registrant as specified in its charter)
Delaware	6199	47-0810385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
14301 FNB Parkway, Suite 211 Omaha, Nebraska 68154
(402) 952-1235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse A. Coury

Chief Financial Officer

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David P. Hooper, Esq. Barnes & Thornburg LLP 11 S. Meridian Street Indianapolis, Indiana 46204 (317) 236-1313

Approximate date of commencement of proposed sale of the securities to the public: From time to time or at one time after the effective date of this Registration Statement, as the registrant shall determine.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated November 8, 2023

PROSPECTUS

1,750,000 Series B Preferred Units

Representing Limited Partnership Interests

(Liquidation Preference $10.00 per Series B Preferred Unit)

This prospectus relates to 1,750,000 of our Series B Preferred Units, liquidation preference $10.00 per preferred unit (the “Series B Preferred Units”) that we may offer and issue, on an individual basis, to holders of our outstanding Series A Preferred Units representing limited partnership interests (“Series A Preferred Units”) in exchange for their Series A Preferred Units.

The terms of any transaction involving the issuance of any such Series B Preferred Units will be determined by direct negotiations with the holders of our outstanding Series A Preferred Units to be acquired. In this regard, the Series B Preferred Units to be issued in connection with these transactions will be valued at a price per unit of $10.00. We will commence the offering of the Series B Preferred Units promptly from and after the date of this prospectus and we intend to make offers on a continuous basis thereafter, but we have not fixed a period of time during which the Series B Preferred Units offered by this prospectus may be offered, issued, or sold. That said, we reasonably expect to offer and issue the units covered by this prospectus within two years from the date of this prospectus. We do not expect to receive any cash proceeds when we issue Series B Preferred Units offered by this prospectus. For further information regarding the offering to be conducted hereunder, see “About this Prospectus” beginning on page 1 and “Plan of Distribution” beginning on page 64 of this prospectus.

We will pay all expenses of this offering. There is no established trading market for our Series B Preferred Units and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Units on any national securities exchange. Our principal executive offices are located at 14301 FNB Parkway, Suite 211, Omaha, Nebraska, 68154. Our telephone number is (402) 952-1235.

Investing in our Series B Preferred Units involves a high degree of risk. Limited partnerships are inherently different from corporations. You should carefully consider the information under the heading “Risk Factors” beginning on page 26 of this prospectus, and contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, in determining whether to accept our Series B Preferred Units in connection with the acquisition of your securities.

You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled “Where You Can Find More Information” of this prospectus for information on us and our financial statements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where an offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of each of those documents.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement and the third-party beneficiaries named therein, if any, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (“SEC”). Under the shelf registration process, we may offer and issue up to 1,750,000 Series B Preferred Units in exchange for our outstanding Series A Preferred Units. In this regard, on an individual basis, we intend to offer holders of our outstanding Series A Preferred Units newly issued Series B Preferred Units in exchange for their Series A Preferred Units. We intend to make such offers under this prospectus on a continuous basis after the registration statement of which this prospectus is a part is declared effective by the SEC. The terms of any transaction involving the issuance of any such Series B Preferred Units will be determined by direct negotiations with the holders of the securities to be acquired. In this regard, the Series B Preferred Units to be issued in connection with these transactions will be valued at a price per unit of $10.00. This prospectus will be used only in connection with the offer and issuance of Series B Preferred Units in exchange for our outstanding Series A Preferred Units, and it will not be used for any other transaction, acquisition, or purpose.

This prospectus includes a general description of us and the Series B Preferred Units that we may offer and issue. A prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part will contain more information regarding the terms of any exchange transaction and definitive exchange agreement. This prospectus also may be supplemented from time to time to add, update, or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference in the prospectus supplement. Before investing in our Series B Preferred Units, you should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.”

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, an accompanying prospectus supplement, or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Throughout this prospectus, when we use the terms “we,” “us,” or the “Partnership,” we are referring to Greystone Housing Impact Investors LP. References in this prospectus to our “General Partner” refer to America First Capital Associates Limited Partnership Two, whose general partner is Greystone AF Manager LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties which are contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.

These forward-looking statements are subject, but not limited, to various risks and uncertainties, including but not limited to those relating to:

•
defaults on the mortgage loans securing our mortgage revenue bonds (“MRBs”) and governmental issuer loans (“GILs”);
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the competitive environment in which we operate;
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risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties;
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general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts on business operations, employment, and financial conditions;
•
current financial conditions within the banking industry, including the effects of recent failures of financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues;
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uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets;
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adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom;
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the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors;
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changes in interest rates and credit spreads, as well as the success of any hedging strategies we may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on our investments and our cost of financing;
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persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility;
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our ability to access debt and equity capital to finance our assets;
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current maturities of our financing arrangements and our ability to renew or refinance such financing arrangements;
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exercising of redemption rights by the holders of the Series A Preferred Units;
•
local, regional, national and international economic and credit market conditions;

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recapture of previously issued Low Income Housing Tax Credits (“LIHTCs”) in accordance with Section 42 of the Internal Revenue Code (“IRC”);
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geographic concentration of properties related to our investments; and
•
changes in the U.S. corporate tax code and other government regulations affecting our business.

Other risks, uncertainties, and factors, including those discussed in any supplement to this prospectus or in the reports that we file from time to time with the SEC (such as our Forms 10-K and 10-Q) could cause our actual results to differ materially from those projected in any forward-looking statements we make. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus and those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and financial statements and related notes included or incorporated by reference herein and therein.

Partnership Overview

The Partnership was formed in 1998 for the primary purpose of acquiring a portfolio of mortgage revenue bonds (“MRBs”) that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily housing, seniors housing and commercial properties. We also invest in governmental issuer loans (“GILs”), which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest received on our MRBs and GILs is excludable from gross income for federal income tax purposes. We also invest in other types of securities that may or may not be secured by real estate and may make property loans to multifamily properties which may or may not be financed by MRBs or GILs held by us and may or may not be secured by real estate. We expect that a majority of all assets held by us are and will continue to be considered eligible for regulatory credit under the Community Reinvestment Act of 1977 (the “CRA”).

We also make noncontrolling equity investments in unconsolidated entities for the construction, stabilization, and ultimate sale of market-rate multifamily properties (“JV Equity Investments”). We are entitled to distributions if, and when, cash is available for distribution either through normal operations, a refinance, or a sale of the property. In addition, we may acquire and hold interests in multifamily, student and senior citizen residential properties (“MF Properties”) until the “highest and best use” can be determined by management.

The conduct of the Partnership’s business and affairs is governed by the Partnership’s Second Amended and Restated Agreement of Limited Partnership dated December 5, 2022, as amended pursuant to a First Amendment to Second Amended and Restated Agreement of Limited Partnership dated June 6, 2023 (as amended, the “Partnership Agreement”). Our sole general partner is America First Capital Associates Limited Partnership Two (“AFCA 2” or the “General Partner”). The general partner of AFCA 2 is Greystone AF Manager LLC (“Greystone Manager”), which is an affiliate of Greystone & Co. II LLC (“Greystone & Co.”). Greystone & Co., together with its affiliated companies (collectively “Greystone”), is a real estate lending, investment, and advisory company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top Federal Housing Administration (“FHA”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Mortgage Corporation (“Freddie Mac”) lender in these sectors.

The Partnership has issued Beneficial Unit Certificates (“BUCs”) representing assigned limited partnership interests to investors (“BUC holders”). Our BUCs are traded on the New York Stock Exchange (“NYSE”) under the symbol “GHI.” The Partnership has designated three series of non-cumulative, non-voting, non-convertible preferred units (collectively, the “Preferred Units”) that represent limited partnership interests in the Partnership consisting of the Series A Preferred Units, the Series A-1 Preferred Units representing limited partnership interests (“Series A-1 Preferred Units”), and the Series B Preferred Units. There are currently no Series B Preferred Units issued and outstanding. The holders of the BUCs and Preferred Units are referred to herein as “Unitholders.” Our Unitholders will incur tax liability if any interest earned on our MRBs or GILs is determined to be taxable, for gains related to our MRBs or GILs and for income and gains related to our taxable investments such as our investments in unconsolidated entities and property loans.

The Partnership has been in operation since 1998 and will continue in existence until dissolved in accordance with the terms of the Partnership Agreement. Our principal executive office is located at 14301 FNB Parkway, Suite 211, Omaha, NE, 68154, and our telephone number is (402) 952-1235.

We maintain a website at http://www.ghiinvestors.com, where certain information about us is available. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Our Business Objectives and Strategy

Investment Strategy

Our primary business objective is to manage our portfolio of investment to achieve the following:

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Generate attractive, risk-adjusted total returns for our Unitholders;
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Create streams of recurring income to support regular cash distributions to Unitholders;
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Pass through tax-advantaged income to Unitholders;
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Generate income from capital gains on asset dispositions;
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Use leverage effectively to increase returns on our investments; and
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Preserve and protect Partnership assets.

We are pursuing a strategy of acquiring additional MRBs, GILs and other investments on a leveraged basis to achieve our objective, as permitted by our Partnership Agreement. In allocating our capital and executing our strategy, we seek to balance the risks of owning specific investments with the earnings opportunity on the investment.

The Partnership believes there continues to be a significant unmet demand for affordable multifamily and seniors residential housing in the United States. Government programs that provide direct rental support to residents have not kept up with demand. Therefore, investment programs that promote private sector development and support for affordable housing through MRBs, GILs, tax credits and grant funding to developers, have become more prominent. The types of MRBs and GILs in which we invest offer developers of affordable multifamily housing a low-cost source of construction and/or permanent debt financing. We plan to continue investing in additional MRBs and GILs issued to finance affordable multifamily and seniors residential rental housing properties.

We continue to evaluate opportunities for MRB investments to fund seniors housing properties and/or skilled nursing properties issued as private activity or 501(c)(3) bonds similar in legal structure to those issued for traditional affordable multifamily housing properties. We will continue to leverage the expertise of Greystone and its affiliates and other reputable third parties in evaluating independent living, assisted living, memory care and skilled nursing properties prior to our MRB acquisitions. During 2021, we acquired our first senior citizen housing MRB, Meadow Valley, that will finance the construction and stabilization of a combined independent living, assisted living and memory care facility in Traverse City, MI.

We continually assess opportunities to expand and/or reposition our existing portfolio of MRBs, GILs and other investments. Our principal objective is to improve the quality and performance of our portfolio of MRBs, GILs and other investments with the intent to ultimately increase the amount of cash available for distribution to our Unitholders. In certain circumstances, we may allow the borrowers of our MRBs to redeem the MRBs prior to the final maturity date. Such MRB redemptions will usually require a sale or refinancing of the underlying property. We may also elect to sell MRBs that have experienced significant appreciation in value. In other cases, we may elect to sell MRBs on properties that are in stagnant or declining real estate markets. The proceeds received from these transactions would be redeployed into other investments consistent with our investment objectives. We anticipate holding our GILs until maturity as the terms are typically for two to four years and have defined forward purchase commitments from Freddie Mac, acting through a servicer.

We also continue to make additional strategic JV Equity Investments for the development of market-rate multifamily residential and seniors housing properties, through noncontrolling membership interests. We believe such equity investments diversify our investment portfolio while also providing attractive risk-adjusted returns for our Unitholders.

Financing Strategy

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the characteristics of our investment portfolio, availability of financing, cost of financing, and market conditions. This leverage strategy allows us to generate enhanced returns and lowers our net capital investment, allowing us to make additional investments. We currently obtain leverage on our investments and assets through various sources that include:

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Our secured line of credit facilities with BankUnited, N.A. and Bankers Trust Company;
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Tax-Exempt Bond Securitization (“TEBS”) programs with Freddie Mac;
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Tender Option Bond (“TOB”) trust securitizations with Mizuho Capital Markets (“Mizuho”) and Barclays Bank PLC (“Barclays”);
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Term TOB trust securitizations with Morgan Stanley; and
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Secured notes (“Secured Notes”) issued to Mizuho.

We may utilize other types of secured or unsecured borrowings in the future, including more complex financing structures and diversification of our leverage sources and counterparties.

We refer to our TEBS, TOB trust, and term TOB trust securitizations and our Secured Notes as our debt financings. The TEBS, TOB trust and term TOB trust securitizations are accounted for as consolidated variable interest entities (“VIEs”) for reporting purposes. These arrangements are structured such that we transfer our investment assets to an entity, such as a trust or special purpose entity, which then issues senior securities and residual interests. The senior securities are sold to third-party investors in exchange for debt proceeds. We retain the residual interests which entitle us to certain rights to the investment assets and to residual cash proceeds. We generally structure our debt financings such that principal, interest, and any trust expenses are payable from the cash flows of the secured investment assets, and we are generally entitled to all residual cash flows for our general use. As the residual interest holder, we may be required to make certain payments or contribute certain assets to the VIEs if certain events occur. Such events include, but are not limited to, a downgrade in the investment rating of the senior securities issued by the VIEs, a ratings downgrade of the liquidity provider for the VIEs, increases in short term interest rates beyond pre-set maximums, an inability to re-market the senior securities or an inability to obtain liquidity support for the senior securities. If such an event occurs in an individual VIE, we may be required to deleverage the VIE by repurchasing some or all of the senior securities. Otherwise, the secured investment asset will be sold and we will be required to fund any shortfall in funds available to pay the principal amount of the senior securities after payment of accrued interest and other trust expenses. If we do not fund the shortfall, default and liquidation provisions will be invoked against us. Each of the TEBS financings are non-recourse to the Partnership such that our shortfall funding for each TEBS financing is limited to the stated amount of our residual interests. The TOB trust and term TOB trust financings are recourse obligations of the Partnership.

The TOB trusts and Secured Notes with Mizuho and the TOB trust with Barclays are subject to ISDA master agreements with each counterparty that contain certain covenants and requirements. The TOB trust financings with Mizuho and Barclays require that the Partnership’s residual interests in each TOB trust maintain a certain value in relation to total assets in each TOB trust. The Mizuho and Barclays ISDA master agreements also require the Partnership’s partners’ capital, as defined, to maintain a certain threshold and that the BUCs remain listed on a national securities exchange. The ISDA master agreement with Barclays also puts limits on the Partnership’s Leverage Ratio (as defined by the Partnership below). In addition, both the Mizuho and Barclays ISDA master agreements specify that default(s) on the Partnership’s other senior debts above a specified dollar amount, in the aggregate, will constitute a default under such agreement. If the Partnership is not in compliance with any of these covenants, a termination event of the financing facilities would be triggered.

We may also be required to post collateral, typically cash, related to the TOB trust financings under the terms of the ISDA master agreements with Mizuho and Barclays. The amount of collateral posting required is dependent on the valuation of the securitized assets and any interest rate swap entered into as a hedge in relation to certain thresholds set by Mizuho and Barclays.

The willingness of leverage providers to extend financing is dependent on various factors such as their underwriting standards, regulatory requirements, available lending capacity, and existing credit exposure to the Partnership. An inability to access debt financing at an acceptable cost may result in adverse effects on our financial condition and results of operations. There can be no assurance that we will be able to finance additional acquisitions of MRBs, GILs and other investments through additional debt financings.

We set target constraints for each type of debt financing utilized. Those constraints are dependent upon several factors, including the investment assets being leveraged, the tenor of the leverage program, whether the financing is subject to mark-to-market based collateral calls, and the liquidity and marketability of the financed assets. The Board of Managers of Greystone Manager establishes an overall maximum leverage level (the “Leverage Ratio”) and retains the right to change the Leverage Ratio in the future based on the consideration of factors the Board of Managers considers relevant. In February 2023, the Board of Managers approved an increase in the maximum leverage ratio from 75% to 80%. We calculate our Leverage Ratio as total outstanding debt divided by total assets using cost (adjusted for paydowns) for MRBs, GILs, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets. As of September 30, 2023, our overall Leverage Ratio was approximately 72%.

Hedging Strategy

We actively manage both our fixed and variable rate debt financings and our exposure to changes in market interest rates. When possible, we attempt to obtain fixed-rate debt financing for our fixed-rate investment assets such that our net interest spread is not exposed to changes in market interest rates. Similarly, we attempt to obtain variable-rate debt financing for our variable-rate investment assets such that we are largely hedged against rising interest rates without the need for separate hedging instruments.

We leverage certain fixed-rate investment assets with variable-rate debt financings, such as the TOB trusts, Secured Notes and one TEBS financing. When deemed appropriate, we will enter into derivative based hedging transactions in connection with our risk management activities for these assets to hedge against rising interest rates, which may include interest rate caps, interest rate swaps, total return swaps, swaptions, futures, options or other available hedging instruments. As of September 30, 2023, we held interest rate swaps with notional amounts totaling $314.8 million and one interest rate cap with a notional amount of $73.9 million.

Preferred Units and BUCs Issuances

In addition to leverage, we may obtain additional capital through the issuance of one or more additional series of preferred units, and/or BUCs. We may issue additional series of preferred equity in private placements or public offerings which are registered with the SEC.

We may also obtain capital through the issuance of additional BUCs, Preferred Units or debt securities pursuant to our Registration Statement on Form S-3 (the “Universal Shelf Registration Statement”), which was declared effective by the SEC in December 2022. Under the Universal Shelf Registration Statement we may offer up to $300.0 million of BUCs, Preferred Units or debt securities for sale from time to time. The Universal Shelf Registration Statement will expire in December 2025.

In July 2021, we entered into a Capital on DemandTM Sales Agreement to offer and sell, from time to time at market prices on the date of sale, BUCs up to an aggregate offering price of $30 million via an “at the market offering.” As of September 30, 2023, we have not sold any BUCs under this program. We will continue to assess if and when to issue BUCs under this program going forward.

Reportable Segments

As of September 30, 2023, we had four reportable segments: (1) Affordable Multifamily MRB Investments, (2) Seniors and Skilled Nursing MRB Investments, (3) Market-Rate Joint Venture Investments, and (4) MF Properties. The Partnership separately reports its consolidation and elimination information because it does not allocate certain items to the segments.

Community Investments

Community Reinvestment Act of 1977

The CRA requires the three federal bank supervisory agencies, the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), and the Federal Deposit Insurance Corporation (“FDIC”), to encourage the institutions they regulate to help meet the credit needs of their local communities, including low- to moderate-income neighborhoods. Each agency has promulgated rules for evaluating and rating an institution’s CRA performance which, as the following summary indicates, vary according to an institution’s asset size and business lines. An institution’s CRA performance can also be adversely affected by evidence of discriminatory credit practices regardless of its asset size.

In June 2020, the OCC adopted amendments to its CRA regulations that resulted in the financial institutions for which it is the primary federal regulator (i.e., national banks and federal savings associations) to be subject to different CRA standards than those that apply to the state-chartered banks for which either the FDIC or FRB is the primary federal regulator. Parts of this June 2020 amendment to the OCC’s CRA regulations became effective on October 1, 2020, but the more material provisions would not have taken effect until January 1, 2023 or January 1, 2024. On September 8, 2021, the OCC issued a proposal to rescind its June 2020 final rule and replace it with a rule largely based on its CRA regulations that existed prior to the adoption of its June 2020 amendments. The OCC stated in the preamble to this proposal that it intended to align its CRA rules with the FRB’s and FDIC’s CRA rules, and thereby reinstitute the regulatory uniformity for all insured depository institutions that existed prior to the OCC’s adoption of its June 2020 rule. On December 14, 2021, the OCC adopted a final rule implementing these changes to its CRA regulations, which became effective on January 1, 2022.

CRA Qualified Investments and Community Development Investments

The Partnership has invested and intends to invest in assets which are and will be purchased in order to support underlying community development activities targeted to low- and moderate-income individuals, such as affordable housing, small business lending, and job creating activities in areas of the United States. In this regard, the General Partner expects that a majority of the assets held by the Partnership will be considered eligible for regulatory credit under the CRA. In most cases, “qualified investments” are required to be responsive to the community development needs of a financial institution’s delineated CRA assessment area or a broader statewide or regional area that includes the institution’s assessment area. The OCC’s 2020 amendment to its CRA regulations replaced the term “qualified investments” with “community development investments” which the regulation defined to include lawful investments or legally binding commitments to invest that are reported on the Call Report, Schedule RC–L, that meet the expanded community development “qualifying activities” criteria in the rule.

For this purpose, the amended OCC regulation defines a “qualifying activity,” in part, as a retail loan, a community development loan, a community development investment, or a community development service that helps to meet the credit needs of a bank’s entire community, including low-and moderate-income communities, and that meets the specific additional criteria set forth in the rule. The rule sets forth “qualifying activity” criteria designed to capture activities that currently receive CRA consideration and that are widely recognized by stakeholders as supporting community reinvestment and development. In this respect, community reinvestment and development activities that qualify for positive CRA consideration under the OCC’s former regulation are expected to qualify for positive CRA consideration under the new regulation as well. The “qualifying activity” criteria also capture activities that are consistent with the statutory purpose of the CRA but that generally may not have previously received credit, including certain activities in identified areas of need beyond low- and moderate-income areas (i.e., underserved areas, distressed areas, disaster areas, Indian country and other tribal and native lands). The criteria also include a limited set of activities that benefit a whole community, while maintaining a focus on low- and moderate-income neighborhoods. The final rule requires the OCC to periodically publish a non-exhaustive, illustrative list of examples of qualifying activities. The final rule also establishes a process for banks to seek agency confirmation that an activity is a qualifying activity.

The amended OCC CRA regulations also revise the process for establishing a national bank or federal savings association’s assessment area for purposes of determining its compliance with the CRA. The final rule changes the current reliance on a financial institution’s physical branch footprint to a framework that utilizes both the traditional branch-based assessment areas and, for banks that gather deposits through the Internet and other non-branch-based channels, broader assessment areas delineated based upon the areas from which they draw more than a specified percentage of assets. Under the final rule, financial institutions that collect above 50% of their total retail domestic deposits from outside of their physical branch footprint must delineate additional assessment areas in those areas where they draw more than 5% of retail domestic deposits. Banks may delineate these additional assessment areas as broadly as statewide.

In certain cases, investments outside an institution’s assessment area may be eligible for CRA credit (for example, certain investments that serve designated disaster areas). For an institution to receive CRA credit with respect to the Partnership’s Series B Preferred Units, the Partnership must hold CRA qualifying investments that relate to the institution’s assessment area. As defined in the CRA, qualified investments are any lawful investments, deposits, membership shares, or grants that have as their primary purpose community development. The term “community development” is defined in the CRA as: (1) affordable housing (including multifamily rental housing) for low- to moderate-income individuals; (2) community services targeted to low- or moderate-income individuals; (3) activities that promote economic development by financing businesses or farms that meet the size eligibility standards of 13 C.F.R. §121.802(a)(2) and (3) or have gross annual revenues of $1 million or less; or (4) activities that revitalize or stabilize low- or moderate-income geographies, designated disaster areas, or distressed or underserved non-metropolitan middle-income geographies designated by the federal banking regulators. In this connection, in the Interagency Questions and Answers Regarding Community Reinvestment published in 2009, the federal bank supervisory agencies stated that nationwide funds are important sources of investments for low- and moderate-income and underserved communities throughout the country and can be an efficient vehicle for institutions in making qualified investments that help meet community development needs. We consider the Partnership to be similar to the funds referenced in this interagency guidance.

Investments are not typically designated as qualifying investments by the OCC, FRB or FDIC, at the time of issuance. Accordingly, the General Partner must evaluate whether each potential investment may be a qualifying investment with respect to a specific Unitholder. The final determinations that Partnership units are qualifying investments are made by the OCC, FRB or FDIC and, where applicable, state bank supervisory agencies during their periodic examinations of financial institutions. There is no assurance that the agencies will concur with the General Partner’s determinations.

In determining whether a particular investment is qualified, the General Partner will assess whether the investment has as its primary purpose community development. The General Partner will consider whether the investment: (i) provides affordable housing for low- to moderate-income individuals; (ii) provides community services targeted to low- to moderate-income individuals; (iii) funds activities that (a) finance businesses or farms that meet the size eligibility standards of the Small Business Administration’s Development Company or Small Business Investment Company programs or have annual revenues of $1 million or less and (b) promote economic development; or (iv) funds activities that revitalize or stabilize low- to moderate-income areas.

For institutions whose primary regulator is the FRB or FDIC, the General Partner may also consider whether an investment revitalizes or stabilizes a designated disaster area or an area designated by those agencies as a distressed or underserved non-metropolitan middle-income area. For institutions whose primary regulator is the OCC, the General Partner may consider whether an investment is consistent with a bona fide government revitalization, stabilization, or recovery plan for a low- or moderate-income census tract, a distressed area, an underserved area, a disaster area, or Indian country or other tribal and native lands. The General Partner will also assess whether the investment supports, enables, or facilitates certain projects or activities that meet the “eligible uses” criteria described in the Housing and Income Recovery Act of 2008. The “eligible uses” include: (i) establishing financing mechanisms for purchase and redevelopment of foreclosed upon homes and residential properties, including such mechanisms as cash flow contingent loans, loan loss reserves, and shared-equity loans for low- to moderate-income homebuyers; (ii) purchasing and rehabilitating homes and residential properties that have been abandoned or foreclosed upon, in order to sell, rent, or redevelop such homes and properties; (iii) establishing land banks for homes that have been foreclosed upon; (iv) demolishing blighted structures; and (v) redeveloping demolished or vacant properties.

An activity may be deemed to promote economic development if it supports permanent job creation, retention, and/or improvement for persons who are currently low- to moderate-income, or supports permanent job creation, retention, and/or improvement in low- to moderate-income areas targeted for redevelopment by federal, state, local, or tribal governments. Activities that revitalize or stabilize a low- to moderate-income geography are activities that help attract and retain businesses and residents. The General Partner maintains documentation, readily available to a financial institution or a CRA examiner, supporting its determination that a Partnership asset is a qualifying investment for CRA purposes.

There may be a time lag between the issuance of Series B Preferred Units to an investor and the Partnership’s acquisition of a significant volume of investments in a particular geographic area. The length of time will depend upon the depth of the market for CRA qualified investments in the relevant areas. In some cases, the General Partner expects that CRA qualified investments will be immediately available. In others, it may take weeks or months to acquire a significant volume of CRA qualified investments in a particular area. The General Partner believes that investments in the Series B Preferred Units during these time periods will be considered CRA qualified investments, provided the purpose of the Partnership includes serving the investing institution’s assessment area(s) and the Partnership is likely to achieve a significant volume of investments in the region after a reasonable period of time. As the Partnership continues to operate, it may dispose of assets that were acquired for CRA qualifying purposes, in which case the General Partner will normally attempt to acquire a replacement asset that would be a qualifying investment.

So that the Series B Preferred Units of the Partnership may be considered a qualified investment, the General Partner will not, on behalf of the Partnership, invest in any asset that would result in the percentage of the assets held by the Partnership which we believe are eligible for regulatory credit under the CRA (the “CRA Assets”) to fall below a majority of the Partnership’s total assets. The ratio is calculated as the Partnership’s initial investment in CRA Assets divided by the initial investment of the Partnership’s investments held as of the last day of the quarter. In addition, each investor’s returns will be based on the investment performance of the Partnership’s blended overall portfolio of investments, not just on the performance of the assets in the Designated Target Region(s) selected by that investor.

The following table sets forth the assets of the Partnership the General Partner believes are eligible for regulatory credit under the CRA and are available for allocation according to the CRA Credit Allocation Methodology as of November 7, 2023:

Property Name	Investment Available for Allocation	Senior Bond Maturity Date (1)	Street	City	County	State	Zip
The Safford Apartments	$7,560,034	10/10/2026	8740 North Silverbell Road	Marana	Pima	AZ	85743
CCBA Senior Garden Apartments	3,807,000	7/1/2037	438 3rd Ave	San Diego	San Diego	CA	92101
Courtyard Apartments	7,305,000	12/1/2033	4127 W. Valencia Dr	Fullerton	Orange	CA	92833
Glenview Apartments	4,670,000	12/1/2031	2361 Bass Lake Rd	Cameron Park	El Dorado	CA	95682
Harden Ranch Apartments	460,000	3/1/2030	1907 Dartmouth Way	Salinas	Monterey	CA	93906
Harmony Court Apartments	3,730,000	12/1/2033	5948 Victor Street	Bakersfield	Kern	CA	93308
Harmony Terrace Apartments	3,400,000	1/1/2034	941 Sunset Garden Lane	Simi Valley	Ventura	CA	93065
Hope on Avalon	13,963,000	2/1/2024	12225-12227 South Avalon Blvd	Los Angeles	Los Angeles	CA	90061
Las Palmas II Apartments	1,695,000	11/1/2033	51075 Frederick Street	Coachella	Riverside	CA	92236
Lutheran Gardens Apartments	10,352,000	2/1/2025	2347 E. El Segundo Boulevard	Compton	Los Angeles	CA	90222
Montclair Apartments	1,630,000	12/1/2031	150 S 19th Ave	Lemoore	Kings	CA	93245
Montecito at Williams Ranch	7,690,000	10/1/2034	1598 Mesquite Dr	Salinas	Monterey	CA	93905
Montevista	6,720,000	7/1/2036	13728 San Pablo Avenue	San Pablo	Contra Costa	CA	94806
Ocotillo Springs	3,997,070	8/1/2038	1615 I St	Brawley	Imperial	CA	92227
Poppy Grove I	19,846,000	4/1/2025	10149 Bruceville Road	Elk Grove	Sacramento	CA	95624
Poppy Grove II	10,541,300	4/1/2025	10149 Bruceville Road	Elk Grove	Sacramento	CA	95624
Poppy Grove III	17,550,000	4/1/2025	10149 Bruceville Road	Elk Grove	Sacramento	CA	95624
Residency at Empire (2)	21,455,000	12/31/2040	2814 W Empire Avenue	Burbank	Los Angeles	CA	91504
Residency at the Entrepreneur (3)	27,100,000	3/31/2040	1657-1661 North Western Avenue	Hollywood	Los Angeles	CA	90027
Residency at the Mayer (4)	39,000,000	4/1/2039	5500 Hollywood Boulevard	Hollywood	Los Angeles	CA	90028
San Vicente Townhomes	3,495,000	11/1/2033	250 San Vicente Road	Soledad	Monterey	CA	93960
Santa Fe Apartments	265,000	12/1/2031	16576 Sultana St	Hesperia	San Bernardino	CA	92345
Seasons Lakewood Apartments	7,350,000	1/1/2034	21309 Bloomfield Ave	Lakewood	Los Angeles	CA	90715
Seasons San Juan Capistrano Apartments	5,300,000	1/1/2034	31641 Rancho Viejo Rd	San Juan Capistrano	Orange	CA	92675
Seasons At Simi Valley	4,376,000	9/1/2032	1606 Rory Ln	Simi Valley	Ventura	CA	93063
Solano Vista Apartments	2,655,000	1/1/2036	40 Valle Vista Avenue	Vallejo	Solano	CA	94590
Summerhill Family Apartments	4,623,000	12/1/2033	6200 Victor Street	Bakersfield	Kern	CA	93308
Sycamore Walk	3,632,000	1/1/2033	380 Pacheco Road	Bakersfield	Kern	CA	93307
Tyler Park Townhomes	6,075,000	1/1/2030	1120 Heidi Drive	Greenfield	Monterey	CA	93927
Village at Madera Apartments	3,085,000	12/1/2033	501 Monterey St	Madera	Madera	CA	93637
Vineyard Gardens	3,995,000	1/1/2035	2800 E Vineyard Ave	Oxnard	Ventura	CA	93036
Westside Village Apartments	1,970,000	1/1/2030	595 Vera Cruz Way	Shafter	Kern	CA	93263
Osprey Village	71,964,286	8/1/2024	151 N. Osprey Village Road	Kissimmee	Osceola	FL	34758
Handsel Morgan Village	2,150,000	3/1/2041	Elliot and South Street	Buford	Gwinnett	GA	30518
Magnolia Heights	28,518,546	7/1/2024	10156 Magnolia Heights Circle	Covington	Newton	GA	30014
MaryAlice Circle	5,900,000	3/1/2041	Arnold Street and Gwinnett Street	Buford	Gwinnett	GA	30518
Willow Place Apartments	42,109,712	10/1/2024	150 South Zack Hinton Parkway	McDonough	Henry	GA	30253
Brookstone Apartments	7,351,468	5/1/2040	4200 Hickory Hills Drive	Waukegan	Lake	IL	60087
Copper Gate Apartments	5,220,000	12/1/2029	3140 Copper Gate Circle	Lafayette	Tippecanoe	IN	47909
Renaissance Gateway Apartments	11,500,000	6/1/2050	650 N. Ardenwood Drive	Baton Rouge	East Baton Rouge Parish	LA	70806
Legacy Commons at Signal Hills	66,853,972	2/1/2024	50 Signal Hills Center	West Saint Paul	Dakota	MN	55118
Jackson Manor Apartments	4,828,000	5/1/2038	332 Josanna Street	Jackson	Hinds	MS	39202
Silver Moon Apartments	8,500,000	8/1/2055	901 Park Avenue SW	Albuquerque	Bernalillo	NM	87102
Village at Avalon	16,400,000	1/1/2059	915 Park SW	Albuquerque	Bernalillo	NM	87102
Columbia Gardens Apartments	15,000,000	12/1/2050	4000 Plowden Road	Columbia	Richland	SC	29205
Companion at Thornhill Apartments	11,500,000	1/1/2052	930 East Main Street	Lexington	Lexington	SC	29072
The Ivy Apartments	30,500,000	2/1/2030	151 Century Drive	Greenville	Greenville	SC	29607
The Palms at Premier Park	20,152,000	1/1/2050	1155 Clemson Frontage Road	Columbia	Richland	SC	29229
Park at Sondrio Apartments	39,200,000	1/1/2030	3500 Pelham Road	Greenville	Greenville	SC	29615
Park at Vietti Apartments	27,865,000	1/1/2030	1000 Hunt Club Lane	Spartanburg	Spartanburg	SC	29301
Village at River's Edge	10,000,000	6/1/2033	Gibson & Macrae Streets	Columbia	Richland	SC	29203
Willow Run	15,000,000	12/18/2050	511 Alcott Drive	Columbia	Richland	SC	29203
Windsor Shores Apartments	22,350,000	2/1/2030	1000 Windsor Shores Drive	Columbia	Richland	SC	29223
Arbors of Hickory Ridge Apartments	11,581,925	1/1/2049	6296 Lake View Trail	Memphis	Shelby	TN	38115
Angle Apartments	23,000,000	1/1/2054	4250 Old Decatur Rd	Fort Worth	Tarrant	TX	76106
Avistar at Copperfield (Meadow Creek)	14,000,000	5/1/2054	6416 York Meadow Drive	Houston	Harris	TX	77084
Avistar at the Crest Apartments	11,211,961	3/1/2050	12660 Uhr Lane	San Antonio	Bexar	TX	78217
Avistar at the Oaks	8,985,774	8/1/2050	3935 Thousand Oaks Drive	San Antonio	Bexar	TX	78217
Avistar at Wilcrest (Briar Creek)	3,470,000	5/1/2054	1300 South Wilcrest Drive	Houston	Harris	TX	77042
Avistar at Wood Hollow (Oak Hollow)	40,260,000	5/1/2054	7201 Wood Hollow Circle	Austin	Travis	TX	78731
Avistar in 09 Apartments	7,808,622	8/1/2050	6700 North Vandiver Road	San Antonio	Bexar	TX	78209
Avistar on Parkway	13,425,000	5/1/2052	9511 Perrin Beitel Rd	San Antonio	Bexar	TX	78217
Avistar on the Blvd	17,559,976	3/1/2050	5100 USAA Boulevard	San Antonio	Bexar	TX	78240
Avistar on the Hills	5,769,327	8/1/2050	4411 Callaghan Road	San Antonio	Bexar	TX	78228
Crossing at 1415	7,590,000	12/1/2052	1415 Babcock Road	San Antonio	Bexar	TX	78201
Concord at Gulf Gate Apartments	9,185,000	2/1/2032	7120 Village Way	Houston	Harris	TX	77087
Concord at Little York Apartments	13,440,000	2/1/2032	301 W Little York Rd	Houston	Harris	TX	77076
Concord at Williamcrest Apartments	20,820,000	2/1/2032	10965 S Gessner Rd	Houston	Harris	TX	77071
Esperanza at Palo Alto Apartments	19,540,000	7/1/2058	SWC of Loop 410 and Highway 16 South	San Antonio	Bexar	TX	78224
Heights at 515	6,435,000	12/1/2052	515 Exeter Road	San Antonio	Bexar	TX	78209
Heritage Square Apartments	11,185,000	9/1/2051	515 S. Sugar Rd	Edinburg	Hidalgo	TX	78539
Oaks at Georgetown Apartments	12,330,000	1/1/2034	550 W 22nd St	Georgetown	Williamson	TX	78626
Runnymede Apartments	10,825,000	10/1/2024	1101 Rutland Drive	Austin	Travis	TX	78758
Sandy Creek Apartments	12,860,000	9/1/2026	1828 Sandy Point Road	Bryan	Brazos	TX	77807
Scharbauer Flats Apartments	53,386,764	1/1/2024	2300 N. Fairgrounds Road	Midland	Midland	TX	79705
South Park Ranch Apartment Homes	11,919,860	12/1/2049	9401 S 1st Street	Austin	Travis	TX	78748
15 West Apartments	4,850,000	7/1/2054	401 15th Street	Vancouver	Clark	WA	98660
	$1,073,594,597

(1)
The date reflects the stated contractual maturity of the Partnership’s senior debt investment in the property. For various reasons, including, but not limited to, call provisions that can be exercised by both the borrower and the Partnership, such debt investments may be redeemed prior to the stated maturity date. The Partnership may also elect to sell certain debt investments prior to the contractual maturity, consistent with its strategic purposes.
(2)
The Partnership committed to provide total funding of MRBs up to $79.0 million and a taxable MRB up to $9.4 million during the construction and lease-up of the property on a draw-down basis. The taxable MRB has a maturity date of 12/1/2025 with an option to extend the maturity six months if stabilization has not occurred. Upon stabilization of the property, the MRBs will be partially repaid and the maximum balance of the MRBs after stabilization will not exceed $35.3 million and will have a maturity date of 12/1/2040.
(3)
The Partnership committed to provide total funding of MRBs up to $64.0 million and a taxable MRB up to $8.0 million during the acquisition and rehabilitation phase of the property on a draw-down basis. The taxable MRB has a maturity date of 4/1/2025 with an option to extend the maturity six months if stabilization has not occurred. Upon stabilization of the property, the MRB will be partially repaid and the maximum balance of the MRB after stabilization will not exceed $44.1 million and will have a maturity date of 3/31/2040.
(4)
The Partnership committed to provide total funding of an MRB up to $29.5 million and a taxable MRB up to $12.5 million during the acquisition and rehabilitation phase of the property on a draw-down basis. The taxable MRB has a maturity date of 4/1/2024 with an option to extend the maturity six months if stabilization has not occurred. Upon stabilization of the property, the MRB will be partially repaid and the maximum balance of the MRB after stabilization will not exceed $18.1 million and will have a maturity date of 4/1/2039.

It is the General Partner’s belief and expectation that a financial institution subject to CRA may receive investment credit for its investments in the Series B Preferred Units. In this regard, federal CRA regulations, and their counterparts in many states with their own CRA requirements, require financial institutions subject to these provisions to focus upon community development in making investments. The General Partner believes that federal and state banking regulators (in those states with their own CRA requirements) will recognize an investment in the Series B Preferred Units as a qualified community development investment. However, there is no guarantee that an investor will receive CRA credit for its investment in the Series B Preferred Units.

As described above, a principal objective of the Partnership’s investment activities is to provide investors a competitive return on investment from a high credit quality fixed-income portfolio that supports underlying community development activities in distinct parts of the United States. However, some of the investors in the Series B Preferred Units may not be subject to CRA requirements, but rather may be investors seeking a fixed-income investment with high credit quality to assist in their asset allocation program. Investors also may be seeking to make investments in underserved communities or fulfilling other socially responsible or mission-related investment objectives. Those investors that are not subject to CRA requirements will not receive CRA credit for their investments.

The discussion of CRA credit contained in this prospectus is general and may be affected by future regulations and rulings. Potential investors contemplating an investment in Series B Preferred Units are urged to consult with counsel regarding the qualification of such purchase for CRA credit.

CRA Credit Allocation Methodology

If a potential investor decides to invest in the Series B Preferred Units, the investor’s agreement to invest in the units will be evidenced by an exchange, subscription, redemption, or similar agreement and other related documents as described below in “Plan of Distribution.”

As part of a potential investor’s definitive investment agreement, each investor must designate a Designated Target Region as the preferred geographic focus for its investment. Investors may designate more than one Designated Target Region. If, at the time a potential investor submits an executed investment agreement, the Partnership holds CRA Assets in the Designated Target Region(s) set forth in the investor’s investment agreement, the investor may specify the amount of the investor’s investment to be allocated to one or more such CRA Assets (the “Specified CRA Assets”). The total amount of the allocations requested by the potential investor cannot be greater than the aggregate value of the Series B Preferred Units issued to the investor, as set forth in the investor’s investment agreement. Allocation requests to Specified CRA Assets will be honored by the General Partner on a first come, first serve basis, prioritized based on the date the General Partner receives a potential investor’s completed and executed investment agreement and related documents. If the General Partner receives completed and executed investment documents from two or more potential investors on the same date, and the investment agreements for the investors request an allocation to one or more of the same Specified CRA Assets, and the total amount of the requested allocations exceeds the aggregate amount available to be allocated for those Specified CRA

Assets, then the General Partner will allocate such investors’ investment amounts among the Specified CRA Assets, pro rata, based on the relative amount of the allocations requested by the investors for the Specified CRA Assets.

If a potential investor does not request that its investment amount be allocated to any Specified CRA Assets, then the General Partner will allocate, in its discretion, such investor’s investment amount among CRA Assets located within the Designated Target Region set forth in the investor’s investment agreement.

Finally, if a CRA Asset held by the Partnership at the time the General Partner receives completed and executed investment documents from a potential investor is no longer held by the Partnership upon the date of the closing of the investor’s investment, the General Partner will notify the potential investor and (i) if such investor requested allocations to Specified CRA Assets in its investment agreement, the General Partner will request the investor to specify in writing, no later than three business days after the receipt of the General Partner’s notice, other Specified CRA Assets then held by the Partnership to which the investor’s investment amount should be allocated, and (ii) if such investor did not originally request an allocation to any Specified CRA Assets in its investment agreement or, after receiving the notification from the General Partner described in this paragraph, declines to specify other Specified CRA Assets to which its investment amount should be allocated, then the General Partner will allocate, in its discretion, such investor’s investment amount among CRA Assets located within the Designated Target Region set forth in the investor’s investment agreement. For purposes of the reallocations described in this paragraph, the General Partner will adhere to the pro rata allocation methodology described above to the extent pro ration of requested allocations is applicable.

Investment Types

Mortgage Revenue Bonds (“MRBs”)

We invest in MRBs that are issued by state and local governments, their agencies, and authorities to finance the construction or acquisition and rehabilitation of income-producing multifamily rental properties. An MRB does not constitute an obligation of any state or local government, agency or authority and no state or local government, agency or authority is liable on them, nor is the taxing power of any state or local government pledged to the payment of principal or interest on an MRB. An MRB is a non-recourse obligation of the property owner. Each MRB is collateralized by a mortgage on all real and personal property of the secured property, which it may share with a corresponding taxable MRB owned by the Partnership. Typically, the sole source of the funds to pay principal and interest on an MRB is the net cash flow or the sale or refinancing proceeds from the secured property. We may commit to provide funding for MRBs on a draw-down basis during construction and/or rehabilitation of the secured property, and we may require recourse to the borrower during the construction or rehabilitation period in certain instances.

We expect and believe that the interest received on our MRBs is excludable from gross income for federal income tax purposes. We primarily invest in MRBs that are senior obligations of the secured properties, though we may also invest in subordinate MRBs. Our MRBs predominantly bear interest at fixed interest rates and require regular principal and interest payments on either a monthly or semi-annual basis. The majority of our MRBs have initial contractual terms of 15 years or more. MRBs may have optional call dates that may be exercised by the borrower or us that are earlier than the contractual maturity. Such optional calls may be at either par or a premium to par.

As of September 30, 2023, we reported 84 MRBs on our consolidated balance sheet with an aggregate outstanding principal amount of approximately $867.0 million. The MRBs are secured by 70 multifamily residential properties containing a total of 11,325 rental units located in 12 states in the United States. Two MRBs are secured by a mortgage on the ground, facilities, and equipment of seniors housing properties. One MRB is secured by a mortgage on the ground, facilities, and equipment of a commercial ancillary health care facility in Tennessee. Our MRBs are either owned directly by us or are held in trusts created in connection with debt financing transactions that are consolidated VIEs.

The four types of MRBs which we may acquire as investments are as follows:

•
Private activity bonds issued under Section 142(d) of the Internal Revenue Code (“IRC”);

•
Bonds issued under Section 145 of the IRC on behalf of not-for-profit entities qualified under Section 501(c)(3) of the IRC;
•
Essential function bonds issued by a public instrumentality to finance a multifamily residential property owned by such instrumentality; and
•
Existing “80/20 bonds” that were issued under Section 103(b)(4)(A) of the IRC.

Each of these structures permit the issuance of MRBs under the IRC to finance the construction or acquisition and rehabilitation of affordable rental housing or other not-for-profit commercial property. Under applicable Treasury Regulations, any affordable multifamily residential project financed with tax-exempt MRBs (other than essential function bonds as described in the third bullet above) must set aside a percentage of its total rental units for occupancy by tenants whose incomes do not exceed stated percentages of the median income in the local area. Those rental units of the multifamily residential project not subject to tenant income restrictions may be rented at market rates (unless there are restrictions otherwise imposed by the bond issuer or a governmental entity). With respect to private activity bonds issued under Section 142(d) of the IRC, the owner of the multifamily residential project may elect, at the time the MRBs are issued, whether to set aside a minimum of 20% of the units for tenants making less than 50% of area median income (as adjusted for household size) or 40% of the units for tenants making less than 60% of the area median income (as adjusted for household size). State and local housing authorities may require additional tenant income or rent restrictions that are more restrictive than those required by Treasury Regulations. There are no Treasury Regulations related to MRBs that are secured by a commercial property owned by a non-profit borrower.

The borrowers associated with our MRBs are either syndicated partnerships formed to receive allocations of LIHTCs or not-for-profit entities. We do not directly or indirectly invest in LIHTCs but invest in MRBs that are issued in association with federal LIHTC allocations because such MRBs bear interest that we expect and believe is exempt from federal income taxes. LIHTC-eligible projects are attractive to developers of affordable housing because it helps them raise equity and debt financing. Under the LIHTC program, developers that receive an allocation of private activity bonds will also receive an allocation of federal LIHTCs as a method to encourage the development of affordable multifamily housing. To be eligible for federal LIHTCs, a property must either be newly constructed or substantially rehabilitated, and therefore, may be less likely to become functionally obsolete in the near term as compared to an older property. There are various requirements to be eligible for federal LIHTCs, including rent and tenant income restrictions, which vary by property. Our borrowers that are either non-profit entities or owned by non-profit entities typically have missions to provide affordable multifamily rental units to underserved populations in their market areas. The affordable housing properties securing 501(c)(3) bonds also must comply with the IRS safe harbors for tenant incomes and rents.

We may also invest in taxable MRBs secured by the same properties as our MRBs. Interest earned on our taxable MRBs is taxable for federal income tax purposes. Our taxable MRBs may share senior mortgage interest in the property with the MRBs or may be subordinate to the MRBs.

Governmental Issuer Loans (“GILs”)

We invest in GILs that are issued by state or local governmental authorities to finance the construction of affordable multifamily properties. A GIL does not constitute an obligation of any government, agency or authority and no government, agency or authority is liable for them, nor is the taxing power of any government pledged to the payment of principal or interest on the GIL. Each GIL is secured by a mortgage on all real and personal property of the to-be-constructed affordable multifamily property. The GILs may share first mortgage lien positions with property loans and/or taxable GILs also owned by us. Sources of the funds to pay principal and interest on a GIL consist of the net cash flow of the secured property, proceeds from the sale or refinancing of the secured property, and limited-to-full payment guaranties provided by affiliates of the borrower. We typically commit to fund our GIL investment commitments on a draw-down basis during construction.

We expect and believe the interest earned on our GILs is excludable from gross income for federal income tax purposes. The GILs are senior obligations of the secured properties and bear interest at variable interest rates. The GILs have initial terms of two to four years, though the borrower typically may prepay all amounts due at any time without penalty. At the closing of each GIL, Freddie Mac, through a servicer, has forward committed to purchase the GIL at maturity at par if and when the property has reached stabilization and other conditions are met. Upon stabilization, the servicer will purchase our GIL at par and then immediately sell the GIL to Freddie Mac pursuant to a financing commitment between the servicer and Freddie Mac. As of September 30, 2023, the servicer for nine of our GILs is an affiliate of Greystone.

As of September 30, 2023, we reported 10 GILs on our consolidated balance sheet with an aggregate outstanding principal amount of approximately $255.9 million. In addition, we had remaining funding commitments of $56.6 million as of September 30, 2023. Such GILs are secured by 10 affordable multifamily properties containing a total of 1,927 rental units located in 5 states in the United States. All of our GILs are held in trusts created in connection with debt financing transactions that are consolidated VIEs.

Our GILs have been issued under Section 142(d) of the Internal Revenue Code (“IRC”) and are subject to the same set aside and tenant income restrictions noted in the “Mortgage Revenue Bonds” description above. The borrowers associated with our GILs are syndicated partnerships formed to receive allocations of LIHTCs.

JV Equity Investments

We invest in non-controlling membership interests in unconsolidated entities for the construction of market-rate multifamily real estate properties. Our JV Equity Investments are passive in nature. Operational oversight of each property is controlled by our joint venture partner according to the entity’s operating agreement. All properties are managed by a property management company affiliated with our joint venture partner. Decisions on when to sell an individual property are made by our joint venture partner based on its view of the local market conditions and current leasing trends.

We account for our JV Equity Investments using the equity method and recognize a preferred return on our contributed equity during the hold period. The accrued preferred return for our JV Equity Investments held through our wholly owned subsidiary, ATAX Vantage Holdings, LLC (the “Vantage JV Equity Investments”), is guaranteed by an unrelated third party through the fifth anniversary of construction commencement up to a certain dollar amount on an individual project basis.

Our ownership of the membership interests entitles us to shares of certain cash flows generated by the JV Equity Investments from operations and upon the occurrence of certain capital transactions, such as a refinancing or sale. Upon the sale of a property, net proceeds will be distributed according to the entity operating agreement. Sales proceeds distributed to us that represent previously unrecognized preferred return and gain on sale are recognized as income upon receipt. Historically, the majority of our income from our JV Equity Investments has been recognized at the time of sale. As a result, we may experience significant income recognition in those quarters when a property is sold and our equity investment is redeemed.

As of September 30, 2023, we owned membership interests in 11 JV Equity Investments located in four states in the United States. Of the 11 JV Equity Investments, seven are located in Texas. In addition, one JV Equity Investment in San Marcos, Texas is reported as a consolidated VIE.

MF Properties

The Partnership has and may acquire controlling interests in multifamily, student or senior citizen residential properties. We operate the MF Properties in order to position ourselves for a future investment in MRBs issued to finance the acquisition and/or rehabilitation of the properties by new owners or until the opportunity arises to sell the MF Properties at what we believe is their optimal fair value.

As of September 30, 2023, we owned one MF Property, the Suites on Paseo, containing a total of 384 rental units located in California.

Property Loans

We also invest in property loans to finance the construction, finance capital improvements, or otherwise support property operations of multifamily residential properties. Multifamily residential properties financed with property loans may or may not be properties securing our MRB and GIL investments. Such property loans may be secured by property, other collateral, or may be unsecured.

General Investment Matters

Our investments are categorized as either Mortgage Investments, Tax Exempt Investments or Other Investments as defined in our Partnership Agreement. Mortgage Investments, as defined, consist of MRBs, taxable MRBs, GILs, taxable GILs and property loans to borrowers associated with our MRBs and GILs. Tax Exempt Investments, as defined, are securities, other than Mortgage Investments, for which the related interest income is exempt from federal income taxation and must be rated in one of the four highest rating categories by a nationally recognized statistical rating organization. Other Investments, as defined, are generally all other investments that are not Mortgage Investments or Tax Exempt Investments. We may acquire additional Tax Exempt Investments and Other Investments provided that the acquisition may not cause the aggregate book value of all Tax Exempt Investments plus Other Investments to exceed 25% of our total assets at the time of acquisition. We currently own no Tax Exempt Investments as of September 30, 2023. Our Other Investments primarily consist of MF Properties, other real estate assets, JV Equity Investments and certain property loans as of September 30, 2023.

We rely on an exemption from registration under the Investment Company Act of 1940, which has certain restrictions on the types and amounts of securities owned by the Partnership.

Cash Distributions

We currently make quarterly cash distributions to our BUC holders. The Partnership Agreement allows the General Partner to elect to make cash distributions on a more or less frequent basis, provided that distributions are made at least semi-annually. Regardless of the distribution period selected, cash distributions to BUC holders must be made within 60 days of the end of each such period. The amount of any cash distribution is determined by the General Partner and depends on the amount of interest received on our MRBs, GILs and other investments, our financing costs which are affected by the interest rates we pay on our debt financing, the amount of cash held in our reserves, and other factors. Most recently we declared our regular third quarter 2023 distribution of $0.37 per outstanding BUC and a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC. The cash distribution and supplemental BUCs distribution were paid on October 31, 2023 to BUC holders of record as of the close of trading on September 29, 2023.

The holders of our Series A Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly. The

Series A Preferred Units rank senior to our BUCs and our Series B Preferred Units, and rank on parity with our Series A-1 Preferred Units, with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units. Distributions declared on the Series A Preferred Units are payable quarterly in arrears.

The holders of our Series A-1 Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A-1 Preferred Units, payable quarterly. The Series A-1 Preferred Units rank senior to our BUCs and our Series B Preferred Units, and rank on parity with our Series A Preferred Units, with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A-1 Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A-1 Preferred Units. Distributions declared on the Series A-1 Preferred Units are payable quarterly in arrears.

The holders of our Series B Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 5.75% per annum of the $10.00 per unit purchase price of the Series B Preferred Units, payable quarterly. The Series B Preferred Units rank senior to our BUCs with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series B Preferred Units, and junior to our Series A Preferred Units and Series A-1 Preferred Units and any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series B Preferred Units. Distributions declared on the Series B Preferred Units are payable quarterly in arrears. There are no outstanding Series B Preferred Units issued and outstanding as of the date of this prospectus.

Recent Developments

Recent Investment Activity

The following table presents information regarding the investment activity of the Partnership for the nine months ended September 30, 2023 and 2022:

Investment Activity	#	Amount (in 000`s)	Retired Debt (in 000`s)	Tier 2 income (loss) allocable to the General Partner (in 000`s) (1)	Notes to the Partnership`s consolidated financial statements
For the Three Months Ended September 30, 2023
Mortgage revenue bond advances	3	$7,665	N/A	N/A	6
Mortgage revenue bond paydown	1	7,590	$9,980	N/A	6
Governmental issuer loan acquisition and advances	5	22,573	N/A	N/A	7
Governmental issuer loan redemptions	3	70,636	61,459	N/A	7
Property loan advances	2	11,950	N/A	N/A	8
Property loan redemption and paydowns	3	39,921	35,655	N/A	8
Investments in unconsolidated entities	4	10,194	N/A	N/A	9
Taxable mortgage revenue bond advance	1	4,000	N/A	N/A	12
Taxable mortgage revenue bond redemption	1	7,000	5,770	N/A	12

For the Three Months Ended June 30, 2023
Mortgage revenue bond acquisitions and advance	6	$51,150	N/A	N/A	6
Governmental issuer loan advances	4	20,402	N/A	N/A	7
Governmental issuer loan redemption	1	34,000	$30,600	N/A	7
Property loan advances	3	9,608	N/A	N/A	8
Property loan redemption and paydowns	3	29,990	26,005	N/A	8
Investments in unconsolidated entities	2	3,744	N/A	N/A	9
Return of investment in unconsolidated entities upon sale	1	9,025	N/A	$813	9
Taxable mortgage revenue bond acquisitions and advance	3	4,500	N/A	N/A	12
Taxable governmental issuer loan advance	1	2,573	N/A	N/A	12

For the Three Months Ended March 31, 2023
Mortgage revenue bond advances	6	$60,547	N/A	N/A	6
Mortgage revenue bond redemptions	3	11,856	$7,579	$(1,428)	6
Governmental issuer loan advances	4	17,377	N/A	N/A	7
Property loan advances	4	7,581	N/A	N/A	8
Property loan redemption and paydowns	3	18,316	15,700	N/A	8
Investments in unconsolidated entities	2	5,698	N/A	N/A	9
Return of investment in unconsolidated entities upon sale	2	12,283	N/A	3,843	9
Taxable mortgage revenue bond advances	2	1,805	N/A	N/A	12
Taxable governmental issuer loan advance	1	3,000	N/A	N/A	12

For the Three Months Ended September 30, 2022
Mortgage revenue bond advance	1	$1,623	N/A	N/A	6
Mortgage revenue bond redemption and paydown	2	11,577	$10,420	N/A	6
Governmental issuer loan advances	7	39,820	N/A	N/A	7
Property loan advances	6	22,742	N/A	N/A	8
Property loan redemptions	3	27,081	N/A	N/A	8
Investments in unconsolidated entities	2	2,524	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	7,400	N/A	N/A	9
Taxable mortgage revenue bond advance	1	2,300	N/A	N/A	12
Taxable governmental issuer loan advances	3	3,000	N/A	N/A	12

For the Three Months Ended June 30, 2022
Mortgage revenue bond advances	3	$20,307	N/A	N/A	6
Mortgage revenue bond redemption	1	7,100	$7,100	N/A	6
Governmental issuer loan advances	5	39,806	N/A	N/A	7
Property loan advances	7	23,527	N/A	N/A	8
Investments in unconsolidated entities	4	7,824	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	7,341	N/A	N/A	9
Taxable mortgage revenue bond advances	2	2,000	N/A	N/A	12

For the Three Months Ended March 31, 2022
Mortgage revenue bond advances	3	$69,365	N/A	N/A	6
Mortgage revenue bond redemptions	4	70,479	$45,109	N/A	6
Governmental issuer loan advances	6	16,882	N/A	N/A	7
Property loan advances	5	38,412	N/A	N/A	8
Property loan redemptions and principal paydowns	7	3,251	N/A	N/A	8
Investments in unconsolidated entities	5	12,777	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	12,240	N/A	$3,242	9
Taxable mortgage revenue bond advances	2	6,325	N/A	N/A	12
(1)
See “Cash Available for Distribution” in the section captioned “Summary Historical Financial Data” below.

Recent Financing Activity

The following table presents information regarding the debt financing, derivatives, preferred units, and partners’ capital activities of the Partnership for the nine months ended September 30, 2023 and 2022, exclusive of retired debt amounts listed in the investment activity table above:

Financing, Derivative and Capital Activity	#	Amount (in 000`s)	Secured	Notes to the Partnership`s condensed consolidated financial statements
For the Three Months Ended September 30, 2023
Net repayment on Acquisition LOC	3	$6,000	Yes	15
Net borrowing on General LOC	1	10,000	Yes	15
Proceeds from TOB trust financings with Mizuho	8	30,985	Yes	16
Proceeds from TOB trust financing with Barclays	4	10,535	Yes	16
Proceeds from mortgage payable	1	25,000	Yes	17
Interest rate swaps executed	3	-	N/A	18
Redemption of Series A Preferred Units	1	20,000	N/A	20

For the Three Months Ended June 30, 2023
Net borrowing on Acquisition LOC	5	6,000	Yes	15
Net activity on General LOC	2	-	Yes	15
Proceeds from TOB trust financings with Mizuho	6	36,516	Yes	16
Proceeds from TOB trust financing with Barclays	5	31,875	Yes	16
Interest rate swaps executed	3	-	N/A	18
Issuance of Series A-1 Preferred Units	1	10,000	N/A	20

For the Three Months Ended March 31, 2023
Net repayment on Acquisition LOC	6	$49,000	Yes	15
Proceeds from TOB trust financings with Mizuho	9	98,526	Yes	16
Proceeds from TOB trust financing with Barclays	2	11,535	Yes	16
Interest rate swaps executed	3	-	N/A	18
Issuance of Series A-1 Preferred Units	1	8,000	N/A	20
Exchange of Series A Preferred Units for Series A-1 Preferred Units	1	7,000	N/A	20

For the Three Months Ended September 30, 2022
Net repayment on Acquisition LOC	4	$8,512	Yes	15
Proceeds from TOB trust financings with Mizuho	4	24,930	Yes	16
Proceeds from TOB trust financing with Barclays	1	20,215	Yes	16

For the Three Months Ended June 30, 2022
Net borrowing on Acquisition LOC	5	$9,255	Yes	15
Proceeds from TOB trust financings with Mizuho	7	51,045	Yes	16
Proceeds from TOB trust financing with Barclays	1	11,875	Yes	16
Repayment of TOB Financings with Mizuho	2	5,079	Yes	16
Exchange of Series A Preferred Units for Series A-1 Preferred Units	1	20,000	N/A	20

For the Three Months Ended March 31, 2022
Net repayment on Acquisition LOC	1	$15,515	Yes	15
Proceeds from TOB trust financings with Mizuho	8	108,530	Yes	16
Proceeds from TOB trust financing with Barclays	1	800	Yes	16
Unrestricted cash from total return swap	1	41,275	Yes	18
Interest rate swaps executed	2	-	N/A	18

SUMMARY HISTORICAL FINANCIAL DATA

Summary Financial Data

The following summary historical financial data is derived from the Partnership’s unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2023 and 2022, and its audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021. The Partnership includes the assets, liabilities, and results of operations of the Partnership, our wholly owned subsidiaries and consolidated variable interest entities (“VIEs”). All significant transactions and accounts between the Partnership and the consolidated VIEs have been eliminated in consolidation.

We believe that the unaudited consolidated financial statements from which we have derived the financial data for the three and nine month periods ended September 30, 2023 and 2022 include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly, in all material respects, our results of operations and financial condition as of and for the periods presented. Financial results for these interim periods are not necessarily indicative of results that may be expected for any other interim period or for any fiscal year. You should read this summary financial data along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and notes thereto that are included in our Annual Report on Form 10-K for the year ended December 31, 2022, and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 which are incorporated by reference herein.

On October 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023 (the “Third Quarter 2023 BUCs Distribution”). On July 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023 (the “Second Quarter 2023 BUCs Distribution”). The consolidated financial statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2022 that are incorporated by reference into this prospectus are presented without giving effect to the Second Quarter 2023 BUCs Distribution and Third Quarter 2023 BUCs Distribution. The BUC and per BUC information in the summary historical financial data as of and for the years ended December 31, 2022 and 2021 set forth below is presented as if the Second Quarter 2023 BUCs Distribution and Third Quarter 2023 BUCs Distribution were effective as of and for the dates indicated.

In addition, on October 31, 2022, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.01044 BUCs for each BUC outstanding as of September 30, 2022 (the “Third Quarter 2022 BUCs Distribution”). On January 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.0105 BUCs for each BUC outstanding as of December 30, 2022 (the “Fourth Quarter 2022 BUCs Distribution”). The BUC and per BUC information in the summary historical financial data as of and for the years ended December 31, 2022 and 2021 set forth below is presented giving retroactive effect to the Third Quarter 2022 BUCs Distribution and Fourth Quarter 2022 BUCs Distribution.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Investment income	$20,537,399	$16,563,509	$62,255,855	$44,792,212
Property revenues	1,198,892	1,914,200	3,532,868	5,785,742
Other interest income	4,621,098	4,126,695	13,677,110	8,465,788
Other income	116,747	-	250,214	-
Real estate operating expenses	(873,668)	(1,520,589)	(2,090,613)	(3,563,672)
Provision for credit losses	562,000	-	1,881,000	-
Depreciation and amortization	(413,433)	(688,488)	(1,223,822)	(2,056,512)
Interest expense	(10,717,401)	(8,035,982)	(37,677,382)	(18,750,079)
General and administrative	(5,328,469)	(4,505,056)	(15,510,475)	(11,995,781)
Gain on sale of investments in unconsolidated entities	32,385	10,580,781	22,725,398	39,664,032
Income before income taxes	9,735,550	18,435,070	47,820,153	62,341,730
Income tax (expense) benefit	(6,172)	81,523	(12,381)	45,562
Net income	9,729,378	18,516,593	47,807,772	62,387,292
Redeemable Preferred Unit distributions and accretion	(700,156)	(716,490)	(2,245,988)	(2,150,734)
Net income available to Partners	9,029,222	17,800,103	45,561,784	60,236,558
Less: General Partners interest in net income	25,049	142,394	3,514,195	3,111,474
Less: Restricted Unitholders interest in net income	81,937	104,917	310,559	242,848
BUC holders' interest in net income	$8,922,236	$17,552,792	$41,737,030	$56,882,236

BUC holdersʼ interest in net income per BUC (basic and diluted):
Net income per BUC, basic and diluted	$0.39	$0.77	$1.84	$2.51
Cash Distributions declared, per BUC	$0.368	$0.359	$1.102	$1.233
BUCs Distributions declared, per BUC	$0.07	$0.200	$0.14	$0.200
Weighted average number of BUCs outstanding, basic	22,734,412	22,676,491	22,734,479	22,676,038
Weighted average number of BUCs outstanding, diluted	22,734,412	22,676,491	22,734,479	22,676,038

	As of or For the Period Ended September 30,
	2023	2022
Mortgage revenue bonds held in trust, at fair value	$842,828,122	$675,905,519
Mortgage revenue bonds, at fair value	$16,217,828	$19,163,911
Governmental issuer loans held in trust, net	$254,378,300	$281,275,255
Property loans, net	$115,432,187	$123,867,490
Investments in unconsolidated entities	$118,524,669	$103,103,246
Real estate assets, net	$35,271,586	$58,599,024
Total assets	$1,546,330,515	$1,450,086,995
Total debt of continuing operations	$1,124,422,254	$1,019,788,221
Cash flows provided by operating activities	$20,196,252	$19,721,519
Cash flows provided by (used in) investing activities	$22,692,234	$(110,369,059)
Cash flows provided by (used in) financing activities	$(28,699,897)	$87,768,698
Cash Available for Distribution ("CAD") (1)	$37,952,856	$50,079,364
(1)
See “Cash Available for Distribution” below.

	For the Years Ended December 31,
	2022	2021
Investment income	$61,342,533	$57,736,968
Property revenues	7,855,506	7,208,661
Contingent interest income	-	1,848,825
Other interest income	11,875,538	1,657,840
Real estate operating expenses	(4,738,160)	(3,992,293)
Provision for credit loss	-	(1,856,893)
Provision for loan loss	-	(444,302)
Depreciation and amortization	(2,717,415)	(2,732,922)
Interest expense	(30,464,451)	(21,943,885)
General and administrative	(17,447,864)	(14,824,668)
Loss on sale of real estate asset	-	(14,800)
Gain on sale of investments in unconsolidated entities	39,805,285	15,520,749
Income before income taxes	65,510,972	38,163,280
Income tax (expense) benefit	51,194	(63,792)
Net income	65,562,166	38,099,488
Redeemable Preferred Unit distributions and accretion	(2,866,625)	(2,871,051)
Net income available to Partners	62,695,541	35,228,437
Less: General Partners interest in net income	3,471,267	2,830,481
Less: Restricted Unitholders interest in net income	279,172	139,289
BUC holdersʼ interest in net income	$58,945,102	$32,258,667

BUC holdersʼ interest in net income per BUC (basic and diluted):
Net income, basic and diluted, per BUC	$2.60	$1.52
Cash Distributions declared, per BUC	$1.694	$1.456
BUCs Distributions declared, per BUC	$0.397	$-
Weighted average number of BUCs outstanding, basic	22,681,196	21,275,062
Weighted average number of BUCs outstanding, diluted	22,681,196	21,275,062

	As of or For the Years Ended December 31,
	2022	2021
Mortgage revenue bonds held in trust, at fair value	$763,208,945	$750,934,848
Mortgage revenue bonds, at fair value	$36,199,059	$42,574,996
Governmental issuer loans held in trust	$300,230,435	$184,767,450
Property loans, net	$175,109,711	$68,101,268
Investments in unconsolidated entities	$115,790,841	$107,793,522
Real estate assets, net	$36,550,478	$59,707,632
Total assets	$1,567,129,565	$1,385,909,483
Total debt of continuing operations	$1,116,093,952	$892,617,257
Cash flows provided by operating activities	$21,127,738	$33,940,151
Cash flows provided by (used in) investing activities	$(278,599,647)	$(187,472,760)
Cash flows provided by financing activities	$198,176,695	$182,474,493
Cash Available for Distribution ("CAD") (1)	$53,360,968	$39,666,322
(1)
See “Cash Available for Distribution” below.

Cash Available for Distribution

The Partnership believes that Cash Available for Distribution (“CAD”) provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense

(benefit) and restricted unit compensation expense. The Partnership also deducts Tier 2 income (see Note 3 to the Partnership’s condensed consolidated financial statements in the Quarterly Report on Form 10-Q for the three months ended September 30, 2023) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and nine months ended , 2023 and 2022:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$9,729,378	$18,516,593	$47,807,772	$62,387,292
Change in fair value of derivative instruments	(4,236,597)	(2,871,716)	(6,820,894)	(6,579,280)
Depreciation and amortization expense	413,433	688,488	1,223,822	2,056,512
Provision for credit losses (1)	(562,000)	-	(1,881,000)	-
Reversal of impairment on securities (2)	-	(5,712,230)	-	(5,712,230)
Reversal of provision for loan loss (3)	-	(593,000)	-	(593,000)
Amortization of deferred financing costs	352,692	982,388	1,751,442	1,926,580
Restricted unit compensation expense	603,473	580,156	1,540,609	919,563
Deferred income taxes	(1,103)	(42,543)	(3,158)	(49,250)
Redeemable Preferred Unit distributions and accretion	(700,156)	(716,490)	(2,245,988)	(2,150,734)
Tier 2 Income allocable to the General Partner (4)	64,919	(70,200)	(3,228,709)	(2,905,748)
Recovery of prior credit loss (5)	(17,344)	(17,345)	(51,656)	(39,968)
Bond premium, discount and origination fee amortization, net of cash received	(45,157)	957,343	(139,384)	819,627
Total CAD	$5,601,538	$11,701,444	$37,952,856	$50,079,364

Weighted average number of BUCs outstanding, basic	22,734,412	22,676,491	22,734,479	22,676,038
Net income per BUC, basic	$0.39	$0.77	$1.84	$2.51
Total CAD per BUC, basic	$0.25	$0.52	$1.67	$2.21
Cash Distributions declared, per BUC	$0.368	$0.359	$1.102	$1.233
BUCs Distributions declared, per BUC (6)	$0.07	$0.20	$0.14	$0.20

(1)

The adjustment for the three and nine months ended September 30, 2023 reflects the change in allowances for credit losses under the CECL standard that was effective for the Partnership as of January 1, 2023 which requires the Partnership to update estimates of expected credit losses for our investments portfolio at each reporting date. The accounting for credit losses for the three and nine months ended September 30, 2022 was subject to previous accounting guidance that was generally applied incurred loss model rather than expected credit losses. There were no credit losses incurred using prior accounting guidance for the three and nine months ended September 30, 2022.

(2)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are finalizing liquidation of the estate and the settlement of all remaining, receivables, payable and expenses such that the Partnership’s share of the proceeds can be distributed. Substantially all the assets of the borrower were liquidated in the third quarter of 2022 such that the Partnership’s loss was effectively realized.

(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such adjustments were reversed in the third quarter of 2022 upon the settlement of the outstanding balances.

(4)

As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner

For the three and nine months ended September 30, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023 and approximately $813,000 related to the gain on sale of Vantage at Conroe in June 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.

For the three and nine months ended September 30, 2022, Tier 2 income allocable to the General Partner consisted of approximately $2.6 million related to the gain on sale of Vantage at Murfreesboro in March 2022, and approximately $260,000 related to the gain on sale of Vantage at Westover Hills in June 2022.

(5)

The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(6)

The Partnership declared the Second Quarter 2023 BUCs Distribution and the Third Quarter 2023 BUCs Distribution, each payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record dates of June 30 and September 29, 2023, respectively. The Partnership declared the Third Quarter 2022 BUCs Distribution, payable in the form of additional BUCs equal to $0.20 per BUC for outstanding BUCs as of the record date of September 30, 2022.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
Net income	$65,562,166	$38,099,488
Change in fair value of derivative instruments	(7,239,736)	(23,214)
Depreciation and amortization expense	2,717,415	2,732,922
Provision for credit loss (1)	-	1,856,893
Provision for loan loss (2)	-	444,302
Realized impairment of securities (3)	(5,712,230)	-
Realized provision for loan loss (4)	(593,000)	-
Realized impairment charge on real estate assets	-	(250,200)
Amortization of deferred financing costs	2,537,186	1,209,837
Restricted unit compensation expense	1,531,622	1,277,694
Deferred income taxes	(45,056)	(89,055)
Redeemable Preferred Unit distributions and accretion	(2,866,625)	(2,871,051)
Tier 2 Income allocable to the General Partner (5)	(3,242,365)	(2,649,242)
Recovery of prior credit loss (6)	(57,124)	-
Bond premium, discount and origination fee amortization, net of cash received	768,715	(72,052)
Total CAD	$53,360,968	$39,666,322

Weighted average number of BUCs outstanding, basic	22,681,196	21,275,062
Net income per BUC, basic	$2.60	$1.52
Total CAD per BUC, basic	$2.35	$1.86
Cash Distributions declared, per BUC	$1.694	$1.456
BUCs Distributions declared, per BUC (7)	$0.40	$-

(1)	The provision for credit loss for 2021 relates to impairment of the Provision Center 2014-1 MRB.
(2)	The provision for loan loss for 2021 relates to impairment of the Live 929 Apartments property loan.
(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are finalizing the liquidation plan for the settlement of all remaining assets and liabilities of the bankruptcy estate. Substantially all the assets of the borrower were liquidated in the third quarter of 2022 such that the Partnership’s previously recognized impairments were effectively realized.

(4)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such impairments were realized in the third quarter of 2022 upon the settlement of the outstanding balances.

(5)

As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the year ended December 31, 2022, Tier 2 income allocable to the General Partner consisted of approximately $3.2 million related to the gain on sale of Vantage at Murfreesboro in March 2022. For the year ended December 31, 2021, Tier 2 income allocable to the general partner consisted of approximately $702,000 related to the gain on sale of Vantage at Germantown in March 2021, approximately $1.4 million related to the gain on sale of Vantage at Powdersville in May 2021, approximately $462,000 related to the redemption of Rosewood Townhomes – Series A and South Pointe Apartments – Series A MRBs in July 2021, and approximately $119,000 related to the gain on sale of Vantage at Bulverde in August 2021. This was offset by the loss on the sale of land held for development in Gardner, KS and realization of losses for prior impairments.

(6)

The Partnership compared the present value of cash flows expected to be collected to the amortized cost basis of the Live 929 Apartments Series 2022A MRB as of March 31, 2022, which indicated a recovery of value. The Partnership will accrete the recovery of prior credit loss into investment income over the term of the MRB. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(7)

During 2022, the Partnership declared the Third Quarter BUCs Distribution and the Fourth Quarter BUCs Distribution, each payable in the form of additional BUCs equal to $0.20 per BUC for outstanding BUC as of the respective record dates.

RISK FACTORS

An investment in our Series B Preferred Units involves risks. Additionally, limited partnership interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our Series B Preferred Units. If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected. In that case, you could lose all or part of your investment. Also, please read “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Ownership of Series B Preferred Units

The Series B Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem the Series B Preferred Units on the date the Series B Preferred Units become redeemable by us or on any particular date afterwards.

The Series B Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date. As a result, unlike our indebtedness, the Series B Preferred Units will generally not give rise to a claim for payment of a principal amount at a particular date. Instead, the Series B Preferred Units may be redeemed by us at our option, in whole or in part, at any time on or after the sixth anniversary of the closing date of a holder’s purchase of Series B Preferred Units, and upon each anniversary thereafter, out of funds legally available for such redemption, at a per unit redemption price equal to $10.00 per unit, plus all declared and unpaid distributions thereon to the date of redemption, or at the holder’s option as described under “Description of the Series B Preferred Units – Redemption at the Option of the Holder.” Any decision we may make at any time to redeem the Series B Preferred Units will depend upon, among other things, our evaluation of our capital position and general market conditions at that time.

The Partnership’s general partner has the authority to declare cash distributions related to the Series B Preferred Units.

The holders of Series B Preferred Units are entitled to receive non-cumulative cash distributions, when, as, and if declared by the Partnership’s general partner, out of funds legally available therefor, at an annual rate of 5.75%. Under the terms of the Partnership Agreement, the Partnership’s General Partner has the authority, based on its assessment of the amount of cash available to us for distributions, not to declare distributions to the holders of the Series B Preferred Units.

Holders of Series B Preferred Units may have liability to repay distributions.

Under certain circumstances, holders of the Series B Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause the Partnership’s liabilities to exceed the fair value of its assets. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to the Partnership are not counted for purposes of determining whether a distribution is permitted.

Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Series B Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to the Partnership that are known to such purchaser of Series B Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

We may be required to redeem Series B Preferred Units in the future.

Under the terms of the Series B Preferred Units, upon the sixth anniversary of the closing of the purchase of Series B Preferred Units by a holder, and upon each anniversary thereafter, each holder of Series B Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series B Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit, plus an amount equal to all declared and unpaid distributions thereon to the date of redemption. Holders must provide written notice to the General Partner of their intent to redeem at least 180 days prior to the redemption date. In addition, if the General Partner determines that the ratio of the aggregate market value of issued and outstanding BUCs to the aggregate value of issued and outstanding Series A Preferred Units and Series A-1 Preferred Units has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, then each holder of Series B Preferred Units will have the right to redeem, in whole or in part, the Series B Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus all declared and unpaid distributions thereon to the date of redemption. If such redemptions occur, we will be required to fund redemption proceeds using, including, but not limited to, our secured line of credit, cash on hand, alternative financing, or the sale of assets. Such actions may limit our ability to make additional investments with accretive returns and may negatively impact our results of operations through higher costs or lower investment returns.

We may be unable to redeem the Series B Preferred Units upon their redemption at the option of a holder.

We are required to redeem an investor’s Series B Preferred Units following the investor’s exercise of its redemption rights as described under “Description of Series B Preferred Units – Redemption at the Option of the Holder.” If we do not have sufficient funds available to fulfill these obligations, we may be unable to satisfy an investor’s redemption right.

The Series B Preferred Units are subordinated to existing and future debt obligations, and the interests could be diluted by the issuance of additional units, including additional Series B Preferred Units, and by other transactions.

The Series B Preferred Units are subordinated to all existing and future indebtedness, including indebtedness outstanding under any senior bank credit facilities. The Partnership may incur additional debt under its senior bank credit facilities or future credit facilities. The payment of principal and interest on its debt reduces cash available for distribution to Unitholders, including the Series B Preferred Units.

The issuance of additional units on parity with or senior to the Series B Preferred Units would dilute the interests of the holders of the Series B Preferred Units, and any issuance of senior securities, parity securities, or additional indebtedness could affect the Partnership’s ability to pay distributions on or redeem the Series B Preferred Units.

Holders of the Series B Preferred Units may be required to bear the risks of an investment for an indefinite period of time.

Holders of the Series B Preferred Units may be required to bear the financial risks of an investment in the Series B Preferred Units for an indefinite period of time. In addition, the Series B Preferred Units will rank junior to all Partnership current and future indebtedness (including indebtedness outstanding under the Partnership’s senior bank credit facilities) and other liabilities, the Series A Preferred Units and Series A-1 Preferred Units (together, the “Existing Preferred Units”) and any other senior securities we may issue in the future with respect to assets available to satisfy claims against the Partnership.

As a holder of Series B Preferred Units you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Units will be extremely limited. Our BUCs are the only class of our partnership interests carrying full voting rights. Holders of the Series B Preferred Units generally have no voting rights. Certain other limited protective voting rights of the holders of the Series B Preferred Units are described in this prospectus under “Description of Series B Preferred Units – Voting Rights.”

Treatment of distributions on our Series B Preferred Units is uncertain.

The tax treatment of distributions on our Series B Preferred Units is uncertain. We will treat the holders of Series B Preferred Units as partners for tax purposes and will treat distributions paid to holders of Series B Preferred Units as being made to such holders in their capacity as partners. If the Series B Preferred Units are not partnership interests, they likely would constitute indebtedness for U.S. federal income tax purposes and distributions to the holders of Series B Preferred Units would constitute ordinary interest income to holders of Series B Preferred Units. If Series B Preferred Units are treated as partnership interests, but distributions to holders of Series B Preferred Units are not treated as being made to such holders in their capacity as partners, then these distributions likely would be treated as guaranteed payments for the use of capital. Guaranteed payments generally would be taxable to the recipient as ordinary income, and a recipient could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution. Potential investors should consult their tax advisors with respect to the consequences of owning our Series B Preferred Units.

There is no public market for the Series B Preferred Units, which may prevent an investor from liquidating its investment.

The Series B Preferred Units may not be resold unless the Partnership registers the resale with the SEC or an exemption from the registration requirements is available. It is not expected that any market for the Series B Preferred Units will develop or be sustained in the future. The lack of any public market for the Series B Preferred Units severely limits the ability to liquidate the investment, except for the right of the investor to have the Partnership redeem the Series B Preferred Units under certain circumstances.

Market interest rates may adversely affect the value of the Series B Preferred Units.

One of the factors that will influence the value of the Series B Preferred Units will be the distribution rate on the Series B Preferred Units (as a percentage of the price of the units) relative to market interest rates. Further increases in market interest rates may lower the value of the Series B Preferred Units and also would likely increase the Partnership’s borrowing costs.

Risks Related to Status of Assets for Regulatory Purposes

The assets held by the Partnership may not be considered qualified investments or community development investments under the Community Reinvestment Act (“CRA”) by the bank regulatory authorities.

In most cases, “qualified investments” are required to be responsive to the community development needs of a financial institution’s delineated CRA assessment area or a broader statewide or regional area that includes the institution’s assessment area. For an institution to receive CRA credit with respect to the Partnership’s Series B Preferred Units, the Partnership must hold CRA qualifying investments that relate to the institution’s CRA assessment area.

As defined in the CRA, qualified investments are any lawful investments, deposits, membership shares, or grants that have as their primary purpose community development. The term “community development” is defined in the CRA as: (1) affordable housing (including multifamily rental housing) for low- to moderate-income individuals; (2) community services targeted to low- or moderate-income individuals; (3) activities that promote economic development by financing businesses or farms that meet the size eligibility standards of 13 C.F.R. §121.802(a)(2) and (3) or have gross annual revenues of $1 million or less; or (4) activities that revitalize or stabilize low- or moderate-income geographies, designated disaster areas, or distressed or underserved non-metropolitan middle-income geographies designated by the federal banking regulators.

In June 2020, the OCC adopted amendments to its CRA regulations that resulted in the financial institutions for which it is the primary federal regulator (i.e., national banks and federal savings associations) to be subject to different CRA standards than those that apply to the state-chartered banks for which either the FDIC or FRB is the primary federal regulator. The OCC’s 2020 regulations, among other things, replaced the term “qualified investments” with “community development investments,” which the regulation defined to include lawful investments or legally binding commitments to invest that are reported on the Call Report, Schedule RC–L that meet the expanded community development “qualifying activities” criteria in the rule.

Parts of this June 2020 amendment to the OCC’s CRA regulations became effective on October 1, 2020, but the more material provisions would not have taken effect until January 1, 2023 or January 1, 2024. On September 8, 2021, the OCC issued a proposal to rescind its June 2020 final rule and replace it with a rule largely based on its CRA regulations that existed prior to the adoption of its June 2020 amendments. The OCC stated in the preamble to this proposal that it intended to align its CRA rules with the FRB’s and FDIC’s CRA rules, and thereby reinstitute the regulatory uniformity for all insured depository institutions that existed prior to the OCC’s adoption of its June 2020 rule. On December 14, 2021, the OCC adopted a final rule implementing these changes to its CRA regulations, which became effective on January 1, 2022.

Investments are not typically designated as qualifying investments by the OCC, FRB or FDIC at the time of issuance. Accordingly, the General Partner must evaluate whether each potential investment may be a qualifying investment with respect to a specific Unitholder. The final determinations that Partnership units are qualifying investments are made by the OCC, FRB or FDIC and, where applicable, state bank supervisory agencies during their periodic examinations of financial institutions. There is no assurance that the agencies will concur with the General Partner’s determinations.

Each holder of the Partnership’s Series B Preferred Units is a limited partner of the Partnership, not just of the investments in its Designated Target Region(s). The financial returns on an investor’s investment will be determined based on the performance of all the assets in the Partnership’s geographically diverse portfolio, not just by the performance of the assets in the Designated Target Region(s) selected by the investor.

In determining whether a particular investment is qualified, the General Partner will assess whether the investment has as its primary purpose community development. The General Partner will consider whether the investment: (1) provides affordable housing for low- to moderate-income individuals; (2) provides community services targeted to low- to moderate-income individuals; (3) funds activities that (a) finance businesses or farms that meet the size eligibility standards of the Small Business Administration’s Development Company or Small Business Investment Company programs or have annual revenues of $1 million or less and (b) promote economic development; or (4) funds activities that revitalize or stabilize low- to moderate-income areas. The General Partner may also consider whether an investment revitalizes or stabilizes a designated disaster area or an area designated by those agencies as a distressed or underserved non-metropolitan middle-income area.

An activity may be deemed to promote economic development if it supports permanent job creation, retention, and/or improvement for persons who are currently low- to moderate-income, or supports permanent job creation, retention, and/or improvement in low- to moderate-income areas targeted for redevelopment by federal, state, local, or tribal governments. Activities that revitalize or stabilize a low- to moderate-income geography are activities that help attract and retain businesses and residents. The General Partner maintains documentation, readily available to a financial institution or an examiner, supporting its determination that a Partnership asset is a qualifying investment for CRA purposes.

An investment in the Series B Preferred Units is not a deposit or obligation of, or insured or guaranteed by, any entity or person, including the U.S. Government and the FDIC. The value of the Partnership’s assets will vary, reflecting changes in market conditions, interest rates, and other political and economic factors. There is no assurance that the Partnership can achieve its investment objective, since all investments are inherently subject to market risk. There also can be no assurance that either the Partnership’s investments or Series B Preferred Units of the Partnership will receive investment test credit under the CRA.

Under certain circumstances, investors may not receive CRA credit for their investment in the Series B Preferred Units.

The CRA requires the three federal bank supervisory agencies, the FRB, the OCC, and the FDIC, to encourage the institutions they regulate to help meet the credit needs of their local communities, including low- and moderate-income neighborhoods. Each agency has promulgated rules for evaluating and rating an institution’s CRA performance which, as the following summary indicates, vary according to an institution’s asset size. An institution’s CRA performance can also be adversely affected by evidence of discriminatory credit practices regardless of its asset size.

For an institution to receive CRA credit with respect to an investment in the Series B Preferred Units, the Partnership must hold CRA qualifying investments that relate to the institution’s delineated CRA assessment area. The Partnership expects that an investment in its Series B Preferred Units will be considered a qualified investment under the CRA, but neither the Partnership nor the General Partner has received an interpretative letter from the FFIEC stating that an investment in the Partnership is considered eligible for regulatory credit under the CRA. Moreover, there is no guarantee that future changes to the CRA or future interpretations by the FFIEC will not affect the continuing eligibility of the Partnership’s investments. So that an investment in the Partnership may be considered a qualified investment, the Partnership will seek to invest only in investments that meet the prevailing community investing standards put forth by U.S. regulatory agencies.

In this regard, the Partnership expects that a majority of its investments will be considered eligible for regulatory credit under the CRA, but there is no guarantee that an investor will receive CRA credit for its investment in the Series B Preferred Units. For example, a state banking regulator may not consider the Partnership eligible for regulatory credit. If CRA credit is not given, there is a risk that an investor may not fulfill its CRA requirements.

The Partnership’s portfolio investment decisions may create CRA strategy risks.

Portfolio investment decisions take into account the Partnership’s goal of holding MRBs and other securities in designated geographic areas and will not be exclusively based on the investment characteristics of such assets, which may or may not have an adverse effect on the Partnership’s investment performance. CRA qualified assets in geographic areas sought by the Partnership may not provide as favorable return as CRA qualified assets in other geographic areas. The Partnership may sell assets for reasons relating to CRA qualification at times when such sales may not be desirable and may hold short-term investments that produce relatively low yields pending the selection of long-term investments believed to be CRA-qualified.

USE OF PROCEEDS

We do not expect to receive any cash proceeds when we issue Series B Preferred Units offered by this prospectus. In this regard, we will receive no proceeds from the offering of Series B Preferred Units in this offering other than the value of the securities acquired by us in exchanges for which units are offered under this prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023:

•
on a consolidated historical basis; and
•
as adjusted to reflect the issuance of all the Series B Preferred Units in this offering.

As of September 30, 2023 and the date of this prospectus, we have not issued any Series B Preferred Units in this offering. You should read the Partnership’s financial statements and the notes thereto that are incorporated by reference into this prospectus for additional information.

	As of September 30, 2023
(dollars in thousands)	Historical (Unaudited)	As Adjusted (Unaudited)
Cash and cash equivalents	$58,918	$58,918
Long-term debt:
Credit facilities	16,500	16,500
Other long-term debt, including current portion	1,107,922	1,107,922
Total long-term debt	1,124,422	1,124,422
Series A Preferred Units (3,750,000 units issued and outstanding as of September 30, 2023, and 2,000,000 units issued and outstanding as of September30, 2023, as adjusted), net of issuance costs	37,500	20,000
Series A-1 Preferred Units (5,500,000 units issued and outstanding as of September 30, 2023, and as of September 30, 2023, as adjusted), net of issuance costs	54,928	54,928
Series B Preferred Units (zero units issued and outstanding as of September 30, 2023, and 1,750,000 units issued and outstanding as of September 30, 2023, as adjusted), net of issuance costs	-	17,427
Partners’ Capital:
General Partner	20	20
Beneficial Unit Certificate holders (22,734,375 units issued and outstanding as of September 30, 2023)	297,357	297,357
Total Partners’ Capital	297,377	297,377
Total Capitalization	$1,514,227	$1,514,154

THE PARTNERSHIP AGREEMENT

General

The rights and obligations of holders of BUCs, the existing Series A Preferred Units, the existing Series A-1 Preferred Units, and the Series B Preferred Units (collectively, the “Preferred Unitholders”), and the General Partner are set forth in the Partnership Agreement. The following is a summary of the material provisions of the Partnership Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Partnership Agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part. We will provide prospective investors with a copy of the Partnership Agreement upon request at no charge.

Organization and Duration

The Partnership was organized in 1998 and has a perpetual existence.

Purpose

The purpose of the Partnership under the Partnership Agreement is to engage directly in, or enter into or form, hold, and dispose of any corporation, partnership, joint venture, limited liability company, or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act as it may be amended or revised from time to time (the “Delaware LP Act”), and do anything necessary or appropriate to the foregoing. In this regard, the purpose of the Partnership includes, without limitation, the acquisition, holding, selling, and otherwise dealing with MRBs, GILs, and other instruments backed by multifamily residential properties, and other investments as determined by the General Partner.

Management

Management by General Partner

Under the terms of the Partnership Agreement, the General Partner has full, complete, and exclusive authority to manage and control the business affairs of the Partnership. Such authority specifically includes, but is not limited to, the power to (i) acquire, hold, refund, reissue, remarket, securitize, transfer, foreclose upon, sell or otherwise deal with the investments of the Partnership, (ii) issue additional BUCs and other Partnership securities, borrow money, and issue evidences of indebtedness, (iii) apply the proceeds from the sale or the issuance of additional BUCs or other Partnership securities to the acquisition of additional MRBs (and associated taxable mortgages), GILs, and other types of investments meeting the Partnership’s investment criteria, (iv) issue options, warrants, rights, and other equity instruments relating to BUCs under employee benefit plans and executive compensation plans maintained or sponsored by the Partnership and its affiliates, (v) issue Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, and (vi) engage in spin-offs and other similar transactions, and otherwise transfer or dispose of Partnership assets pursuant to such transactions. The Partnership Agreement provides that the General Partner and its affiliates may and shall have the right to provide goods and services to the Partnership subject to certain conditions. The Partnership Agreement also imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the Partnership without the consent of a majority in interest of the limited partners.

Other than certain limited voting rights discussed under “– Voting Rights of Unitholders,” the BUC holders do not have any authority to transact business for, or participate in the management of, the Partnership. The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the Partnership with which BUC holders do not agree is to vote to remove the General Partner and admit a substitute general partner. See “– Withdrawal or Removal of the General Partner” below. Holders of the Partnership's Preferred Units have no voting rights, except for limited voting rights discussed below under “– Voting Rights of

Unitholders.” The voting rights of the Series B Preferred Units are also described below in “Description of the Series B Preferred Units – Voting Rights.”

Change of Management Provisions

The Partnership Agreement contains provisions that are intended to discourage any person or group from attempting to remove the General Partner or otherwise changing the Partnership’s management, and thereby achieve a takeover of the Partnership, without first negotiating such acquisition with the Board of Managers of Greystone Manager, which is the general partner of the Partnership’s General Partner. In this regard, the Partnership Agreement provides that if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law. This loss of voting rights will not apply to any person or group that acquires the securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the Board of Managers of Greystone Manager.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value. See “– Withdrawal or Removal of the General Partner” below.

Issuance of Partnership Securities

General

As of the date of this prospectus, other than the interest of the General Partner in the Partnership, our only outstanding Partnership securities are the BUCs, the Series A Preferred Units, and the Series A-1 Preferred Units representing limited partnership interests in the Partnership. The Partnership Agreement provides that the General Partner may cause the Partnership to issue additional Units from time to time on such terms and conditions as it shall determine. In addition, subject to certain approval rights of the holders of our Preferred Units for issuances adversely affecting the Preferred Units, the Partnership Agreement authorizes the General Partner to issue additional limited partnership interests and other Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, as determined by the General Partner without the approval of Unitholders.

It is possible that we will fund acquisitions of our investments and other business operations through the issuance of additional BUCs, Preferred Units, or other equity securities. The holders of Units do not have a preemptive right to acquire additional BUCs, Preferred Units, or other Partnership securities. All limited partnership interests issued pursuant to and in accordance with the Partnership Agreement are considered fully paid and non-assessable limited partnership interests in the Partnership.

BUCs

Our BUCs are beneficial unit certificates that represent assignments by the initial limited partner of its entire limited partner interest in the Partnership. Although BUC holders will not be limited partners of the Partnership and have no right to be admitted as limited partners, they will be bound by the terms of the Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits, and cash distributions, as if they were limited partners of the Partnership.

The BUCs are issued in registered form only and, except as noted below, are freely transferable. The BUCs are listed on the NYSE under the symbol “GHI.”

A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the Partnership on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of the BUCs. All BUC holder rights, including voting rights, rights to receive distributions, and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day. American Stock Transfer & Trust Company, LLC, of New York, New York has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

In addition, the Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership for federal income tax purposes or to ensure that limited partners (including BUC holders) will be treated as limited partners for federal income tax purposes.

Series A Preferred Units

Holders of the Series A Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly. In the event of any liquidation, dissolution, or winding up of the Partnership, the holders of the Series A Preferred Units are entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series A Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series A Preferred Units rank senior to the BUCs, the Series B Preferred Units, and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, on parity with the Series A-1 Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units. The Series A Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

Upon the sixth anniversary of the closing of the sale of Series A Preferred Units to a holder thereof, and upon each anniversary thereafter, each holder of Series A Preferred Units will have the right to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions. In addition, for a period of 60 days after any date on which the General Partner determines that the ratio of the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date to the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series A Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.

The Partnership does not intend in the future to issue any additional units of the currently existing series of preferred units designated as “Series A Preferred Units,” although the Partnership may, in the future, create and issue units of one or more new sub-series of Series A Preferred Units.

Holders of Series A Preferred Units have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series A Preferred Units.

Series A-1 Preferred Units

Holders of the Series A-1 Preferred Units will be entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A-1 Preferred Units, payable quarterly. In the event of any liquidation, dissolution, or winding up of the Partnership, the holders of the Series A-1 Preferred Units will be entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series A-1 Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series A-1 Preferred Units rank senior to the BUCs, the Series B Preferred Units, and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A-1 Preferred Units, on parity with the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A-1 Preferred Units. The Series A-1 Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

Upon the sixth anniversary of the closing of a holder’s purchase of Series A-1 Preferred Units by a holder thereof, and upon each anniversary thereafter, each holder of Series A-1 Preferred Units will have the right to redeem, in whole or in part, the Series A-1 Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions. In addition, for a period of 60 days after any date on which the General Partner determines that the ratio of the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date to the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series A-1 Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series A-1 Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.

No Series A-1 Preferred Units shall be issued by the Partnership if the sum of the original Series A Preferred Units purchase price for all issued and outstanding Series A Preferred Units, plus the original Series A-1 Preferred Units purchase price for all issued and outstanding Series A-1 Preferred Units, inclusive of the Series A-1 Preferred Units intended to be issued by the Partnership to the purchaser of Series A-1 Preferred Units, will exceed $150,000,000 on the date of issuance.

Holders of Series A-1 Preferred Units will have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series A Preferred Units.

Series B Preferred Units

For a detailed description of the terms of the Series B Preferred Units, see “Description of the Series B Preferred Units” beginning on page 45 of this prospectus.

Cash Distributions

General

The Partnership Agreement provides that all Net Interest Income generated by the Partnership that is not contingent interest will be distributed 99% to the limited partners and BUC holders as a class and 1% to the General Partner. During the years ended December 31, 2022 and 2021, the General Partner received total distributions of Net Interest Income of approximately $21,300 and $177,800, respectively. In addition, the Partnership Agreement provides that the General Partner is entitled to 25% of Net Interest Income representing contingent interest up to a maximum amount equal to 0.9% per annum of the principal amount of all mortgage bonds held by the Partnership, as the case may be.

Interest Income of the Partnership includes all cash receipts, except for (i) capital contributions, (ii) Residual Proceeds (defined below), or (iii) the proceeds of any loan or the refinancing of any loan. “Net Interest Income” of the Partnership means all Interest Income plus any amount released from the Partnership’s reserves for distribution, less expenses and debt service payments and any amount deposited in reserve or used or held for the acquisition of additional investments.

The Partnership Agreement provides that Net Residual Proceeds (whether representing a return of principal or contingent interest) will be distributed 100% to the limited partners and BUC holders as a class, except that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions to it of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the Partnership’s mortgage bonds. Under the terms of the Partnership Agreement, “Residual Proceeds” means all amounts received by the Partnership upon the sale of any asset or from the repayment of principal of any bond. “Net Residual Proceeds” means, with respect to any distribution period, all Residual Proceeds received by the Partnership during such distribution period, plus any amounts released from reserves for distribution, less all expenses that are directly attributable to the sale of an asset, amounts used to discharge indebtedness, and any amount deposited in reserve or used or held for the acquisition of investments. Notwithstanding its authority to invest Residual Proceeds in additional investments, the General Partner does not intend to use this authority to acquire additional investments indefinitely without distributing Net Residual Proceeds to the limited partners and BUC holders. Rather, it is designed to afford the General Partner the ability to increase the income-generating investments of the Partnership in order to potentially increase the Net Interest Income from, and value of, the Partnership.

The General Partner received total distributions of Net Interest Income representing contingent interest and Net Residual Proceeds of approximately $3.2 million and $2.6 million during each of the years ended December 31, 2022 and 2021, respectively.

With respect to the cash available for distribution to the limited partners, and subject to the preferential rights of the holders of any class or series of our Partnership securities ranking senior to such securities with respect to distribution rights, holders of Series A Preferred Units and Series A-1 Preferred Units are each entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units or Series A-1 Preferred Units, as applicable, payable quarterly, and holders of the Series B Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 5.75% per annum of the $10.00 per unit purchase price of the Series B Preferred Units, payable quarterly. For a description of the distribution rights of the holders of Series B Preferred Units, see “Description of the Series B Preferred Units – Distributions” beginning on page 46 of this prospectus. With respect to the payment of distributions, our Units have the following rankings: (i) Series A Preferred Units and Series A-1 Preferred Units, which are on parity to each other, but which are senior to; (ii) the Series B Preferred Units, which, along with the Series A Preferred Units and Series A-1 Preferred Units, are senior to; (iii) our BUCs.

Distributions Upon Liquidation

Upon the dissolution of the Partnership, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the Partnership and the establishment of any reserves therefor as the General Partner determines to be necessary, and then distributed to the partners (including both the General Partner and limited partners) and Unitholders in proportion to, and to the extent of, their respective capital account balances, and then in the same manner as Net Residual Proceeds. With respect to the liquidation proceeds available for distribution to the limited partners, the holders of the Series A Preferred Units and Series A-1 Preferred Units are each entitled to a liquidation preference in an amount equal to $10.00 per Series A Preferred Unit or Series A-1 Preferred Unit, as applicable, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution. For a description of the liquidating distribution rights of the holders of Series B Preferred Units, see “Description of the Series B Preferred Units – Liquidation Preference” beginning on page 46 of this prospectus. With respect to distributions upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, our Units have the following rankings: (i) Series A Preferred Units and Series A-1 Preferred Units, which are on parity to each other, but which are senior to; (ii) the Series B Preferred Units, which, along with the Existing Preferred Units, are senior to; (iii) our BUCs.

Timing of Cash Distributions

The Partnership currently makes quarterly cash distributions to BUC holders. However, the Partnership Agreement allows the General Partner to elect to make cash distributions on a more or less frequent basis provided that distributions are made at least semiannually. Regardless of the distribution period selected by the General Partner, cash distributions to BUC holders must be made within 60 days of the end of each such period. Distributions declared on the Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are payable quarterly in arrears.

Allocation of Income and Losses

Income and losses from operations will be allocated 99% to the limited partners and BUC holders as a class and 1% to the General Partner. Income arising from a sale of or liquidation of the Partnership’s assets will be first allocated to the General Partner in an amount equal to the Net Residual Proceeds or liquidation proceeds distributed to the General Partner from such transaction, and the balance will be allocated to the limited partners and Unitholders as a class. Losses from a sale of a property or from a liquidation of the Partnership will be allocated among the partners in the same manner as the Net Residual Proceeds or liquidation proceeds from such transaction are distributed.

Determination of Allocations to Unitholders

Income and losses will be allocated on a monthly basis to the Unitholders of record as of the last day of a month. If a Unitholder is recognized as the record holder of Units on such date, such Unitholder will be allocated all income and losses for such month.

Cash distributions will be made to the BUC holders of record as of the last day of each distribution period. If the Partnership recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period. Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period. Distributions to the holders of Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are made quarterly in arrears on the 15th day of the first month of each calendar quarter.

The General Partner retains the right to change the method by which income and losses of the Partnership will be allocated between buyers and sellers of Units during a distribution period based on consultation with tax counsel and accountants. However, no change may be made in the method of allocation of income or losses without written notice to the Unitholders at least 10 days prior to the proposed effectiveness of such change unless otherwise required by law.

Payments to the General Partner

Fees

In addition to its share of Net Interest Income and Net Residual Proceeds and reimbursement for expenses, the General Partner is entitled to an administrative fee in an amount equal to 0.45% per annum of the principal amount of the MRBs, other investments, and taxable mortgage loans held by the Partnership. In general, the administrative fee is payable by the owners of the properties financed by the MRBs held by the Partnership, but is subordinate to the payment of all base interest to the Partnership on the bonds. The General Partner may seek to negotiate the payment of the administrative fee in connection with the acquisition of additional MRBs by the Partnership by the owner of the financed property or by another third party. However, the Partnership Agreement provides that the administrative fee will be paid directly by the Partnership with respect to any investments for which the administrative fee is not payable by a third party. In addition, the Partnership Agreement provides that the Partnership will pay the administrative fee to the General Partner with respect to any foreclosed mortgage bonds.

Reimbursement of Expenses

In addition to the cash distributions and fee payments to the General Partner described above, the Partnership will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred in connection with the business of the Partnership, direct out-of-pocket fees, expenses, and charges paid to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing, and public relations services, expenses of preparing and distributing reports to limited partners and BUC holders, an allocable portion of the salaries and fringe benefits of non-officer employees of the general partner of the General Partner, insurance premiums (including premiums for liability insurance that will cover the Partnership and the General Partner), the cost of compliance with all state and federal regulatory requirements and stock exchange listing fees and charges, and other payments to third parties for services rendered to the Partnership. The General Partner will also be reimbursed for any expenses it incurs acting as the partnership representative (or tax matters partner) for tax purposes for the Partnership. The Partnership will not reimburse the General Partner or its affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead. The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any of the executive officers of the general partner of the General Partner. The annual report to Unitholders is required to itemize the amounts reimbursed to the General Partner and its affiliates.

Payments for Goods and Services

The Partnership Agreement provides that the General Partner and its affiliates may provide goods and services to the Partnership. The provision of any goods and services by the General Partner or its affiliates to the Partnership must be part of their ordinary and ongoing business in which it or they have previously engaged, independent of the activities of the Partnership, and such goods and services shall be reasonable for and necessary to the Partnership, shall actually be furnished to the Partnership, and shall be provided at the lower of the actual cost of such goods or services or the competitive price charged for such goods or services for comparable goods and services by independent parties in the same geographic location. All goods and services provided by the General Partner or any affiliates must be rendered pursuant to the terms of the Partnership Agreement or a written contract containing a clause allowing termination without penalty on 60 days’ notice to the General Partner by the vote of the majority in interest of the BUC holders. Any payment made to the General Partner or any affiliate for goods and services must be fully disclosed to all limited partners and BUC holders. The General Partner does not currently provide goods and services to the Partnership other than its services as General Partner. If the Partnership acquires ownership of any property through foreclosure of an MRB, the General Partner or an affiliate may provide property management services for such property and, in such case, the Partnership will pay such party its fees for such services. Under the Partnership Agreement, such property management fees may not exceed the lesser of (i) the fees charged by unaffiliated property managers in the same geographic area, or (ii) 5% of the gross revenues of the managed property.

Liability of Partners and Unitholders

Under the Delaware LP Act and the terms of the Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the Partnership to the extent not paid by the Partnership. However, the Partnership Agreement provides that the General Partner has no liability to the Partnership for any act or omission reasonably believed to be within the scope of authority conferred by the Partnership Agreement and in the best interest of the Partnership. The Partnership Agreement also provides that, except as otherwise expressly set forth in the Partnership Agreement, the General Partner does not owe any fiduciary duties to the limited partners and BUC holders. Therefore, Unitholders may have a more limited right of action against the General Partner than they would have absent those limitations in the Partnership Agreement. The Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the Partnership for certain liabilities that the General Partner and its affiliates may incur in connection with the business of the Partnership; provided that no indemnification will be available to the General Partner and/or its affiliates if there has been a final judgment entered by a court determining that the General Partner’s and/or affiliate’s conduct for which indemnification is requested constitutes fraud, bad faith, gross negligence, or willful misconduct. To the extent that the provisions of the Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the SEC, against public policy and, therefore, unenforceable.

No Unitholder will be personally liable for the debts, liabilities, contracts, or any other obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Unitholder, he or she takes part in the control of the business of the Partnership. It should be noted, however, that the Delaware LP Act prohibits a limited partnership from making a distribution that causes the liabilities of the limited partnership to exceed the fair value of its assets. Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware LP Act is liable to the limited partnership for the amount of the distribution. This provision of the Delaware LP Act likely applies to Unitholders. In any event, the Partnership Agreement provides that to the extent our initial limited partner is required to return any distributions or repay any amount by law or pursuant to the Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his or her proportionate share of such distribution to our initial limited partner immediately upon notice by the initial limited partner to such BUC holder. Furthermore, the Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the initial limited partner. Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

Voting Rights of Unitholders

The Partnership Agreement provides that the initial limited partner will vote its limited partnership interests as directed by the BUC holders. Accordingly, except as described below regarding a person or group owning 20% or more of any class of Partnership securities then outstanding, the BUC holders, by vote of a majority in interest of the outstanding BUCs, may:

(i)
amend the Partnership Agreement (provided that the concurrence of the General Partner is required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner);

(ii)
approve or disapprove the sale or other disposition of all or substantially all of the Partnership’s assets in a single transaction (provided that, the General Partner may sell the last property owned by the Partnership without such consent);

(iii)
dissolve the Partnership;

(iv)
elect a successor general partner; and

(v)
terminate an agreement under which the General Partner provides goods and services to the Partnership.

In addition, subject to the provisions of the Partnership Agreement regarding removal of the General Partner (described below), the BUC holders holding at least 66 2/3% of the outstanding BUCs may remove the General Partner.

Each limited partner and BUC holder that has voting rights under the Partnership Agreement is entitled to cast one vote for each unit of limited partnership interest such person owns. However, if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law. This loss of voting rights will not apply to any person or group that acquires the Partnership securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the board of managers of the general partner of the General Partner.

The holders of the Existing Preferred Units have no voting rights under the Partnership Agreement, except with respect to any amendment to the Partnership Agreement that would have a material adverse effect on the existing terms of the applicable series of Preferred Units and with respect to the creation or issuance of any Partnership securities that are senior to any such Existing Preferred Units. Other than as set forth above, the holders of the Existing Preferred Units have no voting rights under the Partnership Agreement on any matter that may come before the BUC holders for a vote. The approval of any of the matters for which the Preferred Units have voting rights requires the affirmative vote or consent of the holders of a majority of the outstanding applicable series of Preferred Units. For any matter described in this paragraph for which the Preferred Unitholders are entitled to vote, such holders are entitled to one vote for each such Preferred Unit held.

The General Partner may at any time call a meeting of the limited partners and BUC holders, call for a vote without a meeting of the limited partners and BUC holders, or otherwise solicit the consent of the limited partners and BUC holders, and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the outstanding limited partnership interests. The Partnership does not intend to hold annual or other periodic meetings of any of the Partnership’s Unitholders.

For a description of the voting rights of the Series B Preferred Units, see “Description of the Series B Preferred Units – Voting Rights” beginning on page 48 of this prospectus.

Reports

Within 120 days after the end of the fiscal year, the General Partner will distribute a report to Unitholders that shall include (i) financial statements of the Partnership for such year that have been audited by the Partnership’s independent public accountant, (ii) a report of the activities of the Partnership during such year, and (iii) a statement (which need not be audited) showing distributions of Net Interest Income and Net Residual Proceeds. The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the Partnership during the fiscal year.

Within 60 days after the end of the first three quarters of each fiscal year, the General Partner will distribute a report that shall include (i) unaudited financial statements of the Partnership for such quarter, (ii) a report of the activities of the Partnership during such quarter, and (iii) a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter. With respect to both the annual and quarterly reports described above, the filing of the Partnership’s annual and quarterly reports on Forms 10-K and 10-Q with the SEC are deemed to satisfy the foregoing report delivery obligations.

The Partnership will also provide Unitholders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

Withdrawal or Removal of the General Partner

The General Partner may not withdraw voluntarily from the Partnership or sell, transfer, or assign all or any portion of its interest in the Partnership unless a substitute general partner has been admitted in accordance with the terms of the Partnership Agreement. With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the limited partners and BUC holders in the Partnership are not reduced thereby. The designation must meet the conditions set out in the Partnership Agreement and comply with the provisions of the Delaware LP Act with respect to admission of an additional general partner. In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the Partnership Agreement requires, among other things, that (i) such person agree to and execute the Partnership Agreement, and (ii) counsel for the Partnership or the General Partner (or any of the General Partner’s affiliates) renders an opinion that such person’s admission would not result in the loss of limited liability of any limited partner or BUC holder or cause the Partnership or any of its affiliates to be taxed as a corporation or other entity under U.S. federal tax law.

With respect to the removal of the General Partner, the Partnership Agreement provides that the General Partner may not be removed unless that removal is approved by a vote of the holders of not less than 66 2/3% of the outstanding BUCs, including BUCs held by the General Partner and its affiliates, voting together as a single class, and the Partnership receives an opinion of counsel regarding limited liability and tax matters. Any removal of the General Partner also will be subject to the approval of a successor general partner by the vote of a majority in interest of the outstanding BUCs voting as a single class.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value. This fair market value will be determined by agreement between the departing General Partner and the successor general partner. If no such agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and successor general partner will determine the fair market value. If the departing General Partner and successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value. If the option described above is not exercised, the departing General Partner’s interest and general partner distribution rights will automatically convert into BUCs equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described above.

The Partnership Agreement also provides that if the General Partner is removed as the Partnership’s general partner under circumstances where cause does not exist and the BUCs held by the General Partner and its affiliates are not voted in favor of that removal, the General Partner will have the right to convert its general partner interest and its general partner distribution rights under the Partnership Agreement into BUCs or receive cash in exchange for those interests from the Partnership.

Effect of Removal, Bankruptcy, Dissolution, or Withdrawal of the General Partner

In the event of a removal, bankruptcy, dissolution, or withdrawal of the General Partner, it will cease to be the General Partner but will remain liable for obligations arising prior to the time it ceases to act in that role. The former General Partner’s interest in the Partnership will be converted into a limited partner interest having the same rights to share in the allocations of income and losses of the Partnership and distributions of Net Interest Income, Net Residual Proceeds and cash distributions upon liquidation of the Partnership as it did as General Partner. Any successor general partner shall have the option, but not the obligation, to acquire all or a portion of the interest of the removed General Partner at its then fair market value. The Partnership Agreement bases the fair market value of the General Partner’s interest on the present value of its future administrative fees and distributions of Net Interest Income plus any amount that would be paid to the removed General Partner upon an immediate liquidation of the Partnership. Any disputes over valuation in connection with an option exercised by the successor general partner would be settled by the successor general partner and removed General Partner through arbitration.

Amendments

Amendments to the Partnership Agreement may be proposed by the General Partner or by the limited partners holding 10% or more of the outstanding limited partnership interests. In order to adopt a proposed amendment, other than the amendments discussed below which may be approved solely by the General Partner, the General Partner must seek approval of the holders of the required number of BUCs to approve the amendment, whether by written consent or pursuant to a meeting of the BUC holders to consider and vote upon the proposed amendment.

In addition to amendments to the Partnership Agreement adopted by the BUC holders, the Partnership Agreement may be amended by the General Partner, without the consent of the Unitholders, in certain respects if such amendments are not materially adverse to the interest of the Unitholders, to reflect the following:

•
to change the name of the Partnership, the location of its principal place of business, its registered agent, or its registered office;

•
to add to the representations, duties, or obligations of the General Partner or surrender any right or power granted to the General Partner in the Partnership Agreement;

•
to change the fiscal year or taxable year of the Partnership and any other changes the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year;

•
to cure any ambiguity or correct or supplement any provision of the Partnership Agreement which may be inconsistent with the intent of the Partnership Agreement, if such amendment is not materially adverse to the interests of the limited partners and BUC holders in the sole judgment of the General Partner;

•
to amend any provision the General Partner determines to be necessary or appropriate to satisfy any judicial authority or any order, directive, or requirement contained in any federal or state statute, or to facilitate the trading of BUCs or comply with the rules of any national securities exchange on which the BUCs are traded;

•
to amend any provision the General Partner determines to be necessary or appropriate to ensure the Partnership will be treated as a partnership, and that each BUC holder and limited partner will be treated as a limited partner, for federal income tax purposes;

•
to reflect the withdrawal, removal, or admission of partners;

•
to provide for any amendment necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, the General Partner, or their managers, directors, officers, trustees, or agents from being subject to the Investment Company Act of 1940, the Investment Advisers Act of 1940, or the “plan asset” regulations under ERISA;

•
to effectuate any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that the General Partner determines to be necessary or appropriate in connection with the authorization of the issuance of any class or series of Partnership securities; and

•
any other amendments substantially similar to any of the foregoing.

However, notwithstanding the foregoing, any amendment to the Partnership Agreement that (i) would have a material adverse effect on the existing terms of the Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, or (ii) creates Partnership securities senior to any of the Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units (except in certain instances discussed in “Description of the Series B Preferred Units – Voting Rights” beginning on page 48 of this prospectus), must be approved by the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, as applicable, voting as a separate class.

Dissolution and Liquidation

The Partnership will continue in existence until dissolved under the terms of the Partnership Agreement. The Partnership will dissolve upon:

(i)
the passage of 90 days following the bankruptcy, dissolution, withdrawal, or removal of a general partner who is at that time the sole general partner, unless all of the remaining partners entitled to vote (it being understood that for purposes of this provision the initial limited partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the Partnership and a successor general partner is designated within such 90-day period;

(ii)
the election by a majority in interest of the BUC holders or by the General Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the Partnership; or

(iii)
any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Upon dissolution of the Partnership, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under “– Distributions Upon Liquidation” above; provided, however, that if deemed necessary, appropriate or desirable by the General Partner, in furtherance of the liquidation and distribution of the Partnership’s assets, as a final liquidating distribution or from time to time, the General Partner may transfer to one or more liquidating trustees for the benefit of the Unitholders under a liquidating trust any assets of the Partnership not disposed of at the time of dissolution.

Designation of Partnership Representative

The General Partner has been designated as the Partnership’s tax matters partner and partnership representative for purposes of federal income tax audits pursuant to the Internal Revenue Code and the regulations thereunder. Each Unitholder agrees to execute any documents that may be necessary or appropriate to maintain such designation.

Tax Elections

Under the Partnership Agreement, the General Partner has the exclusive authority to make or revoke any tax elections on behalf of the Partnership.

Books and Records

The books and records of the Partnership shall be maintained at the office of the Partnership located at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, and shall be available there during ordinary business hours for examination and copying by any Unitholder or the Unitholder's duly authorized representative. The records of the Partnership will include, among other records, a list of the names and addresses of all Unitholders, and Unitholders will have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of Units held by, all Unitholders.

Accounting Matters

The fiscal year of the Partnership is the calendar year. The books and records of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

Other Activities

The Partnership Agreement allows the General Partner and its affiliates to engage generally in other business ventures and provides that limited partners and BUC holders will have no rights with respect thereto by virtue of the Partnership Agreement. In addition, the Partnership Agreement provides that an affiliate of the General Partner may acquire and hold debt securities or other interests secured by a property that also secures an MRB held by the Partnership, provided that such MRB is not junior or subordinate to the interest held by such affiliate.

Derivative Actions

The Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the Partnership to recover a judgment to the same extent as a limited partner has such rights under the Delaware LP Act. The Delaware LP Act provides for the right to bring a derivative action, although it authorizes only a partner of a partnership to bring such an action. There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the Partnership Agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner’s class action in Delaware, and whether a class action may be brought by Unitholders to recover damages for breach of the General Partner’s duties in Delaware state courts is unclear.

DESCRIPTION OF THE SERIES B PREFERRED UNITS

The following description of the Series B Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Partnership Agreement, including the Designations of the Preferences, Rights, Restrictions, and Limitations of the Series B Preferred Units attached thereto and made a part thereof and which was filed as Exhibit 3.1 to the Partnership’s current report on Form 8-K filed with the SEC on August 27, 2021 in connection with the creation of the Series B Preferred Units, as amended by the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership which was filed as Exhibit 3.1 to the Partnership’s current report on Form 8-K filed with the SEC on June 7, 2023.

General

The Series B Preferred Units offered hereby represent limited partnership interests of the Partnership. The Designation of the Preferences, Rights, Restrictions, and Limitations of the Series B Preferred Units set forth in and as a part of the Partnership Agreement sets forth the terms of the Series B Preferred Units. Upon completion of this offering, and assuming all Series B Preferred Units offered hereby are issued, there will be 1,750,000 Series B Preferred Units issued and outstanding.

The Series B Preferred Units entitle the holders thereof to receive non-cumulative cash distributions on a quarterly basis when, as, and if declared by our General Partner out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series B Preferred Units offered hereby will be fully paid and non-assessable. The Series B Preferred Units have a liquidation preference as to the distribution of assets upon the liquidation, winding-up, or dissolution of the Partnership, as further described herein.

The Series B Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our senior bank credit facilities) and other liabilities with respect to assets available to satisfy claims against us. Subject to the rights of our senior lenders under the Partnership’s senior bank credit facilities, and to the extent we have funds legally available therefor, the Series B Preferred Units are redeemable by either the Partnership or the holder upon the sixth anniversary of the closing date of the issuance of Series B Preferred Units to each holder or by the holder if the ratio of the aggregate market value of the BUCs to the aggregate value of the Series A Preferred Units and Series A-1 Preferred Units falls below a certain threshold. See “– Redemption Rights” below.

The General Partner does not intend to issue physical certificates for the Series B Preferred Units. Rather, all of the Series B Preferred Units offered hereby will be issued and maintained in book-entry form registered in the name of the holder of the units. The Partnership will act as the transfer agent and registrar for the Series B Preferred Units. As a result, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires. See “– Book-Entry System” below.

The Series B Preferred Units will not be convertible into BUCs, any other series of preferred units of the Partnership, or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be subject to any sinking fund requirements.

Ranking

The Series B Preferred Units will, with respect to anticipated quarterly distributions and amounts payable upon the voluntary or involuntary liquidation, dissolution, or the winding-up of the Partnership’s affairs, rank:

•
senior to our BUCs and to each other class or series of Partnership interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly designated as ranking senior to or on parity with the Series B Preferred Units as to the payment of distributions;

•
junior to our Existing Preferred Units and to each other class or series of Partnership interests or other equity securities established after the original issue date of the Series B Preferred Units with terms expressly made senior to the Series B Preferred Units as to the payment of distributions (collectively, “Senior Securities”); and

•
junior to all of our existing and future indebtedness (including indebtedness outstanding under our senior bank credit facilities) and other liabilities with respect to assets available to satisfy claims against us.

Under the Partnership Agreement, we may issue BUCs and other Partnership securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. The General Partner has the authority to determine the designations, preferences, rights, powers, and duties, if any, of any such series before the issuance of any units of that series. The General Partner also will determine the number of units constituting each such series of securities. Our ability to issue Partnership securities is limited in certain circumstances as described under “– Voting Rights” below.

Distributions

Subject to the preferential rights of the holders of any class or series of our Partnership securities ranking senior to the Series B Preferred Units with respect to distribution rights, holders of Series B Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 5.75% per annum of the $10.00 per unit purchase price of the Series B Preferred Units (equivalent to the fixed annual amount of $0.575 per unit of our Series B Preferred Units).

Distributions on the Series B Preferred Units are payable to investors quarterly in arrears on or about the 15th day of each of January, April, July, and October of each year, or, if such day is not a business day, on the next succeeding business day with the same force and effect as if made on such date (each such date, a “Distribution Payment Date”). The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close. Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Series B Preferred Units that have been declared by the General Partner to the holders of such units as such holders’ names appear on our unit transfer books maintained by us on the applicable record date, which shall be a date designated by the General Partner as the record date for the payment of distributions that is not more than 30 and not fewer than 10 days prior to the scheduled Distribution Payment Date (each, a “Distribution Record Date”).

The amount of any distribution payable on the Series B Preferred Units for any partial distribution period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A distribution period is the respective period commencing on and including the 1st day of January, April, July, and October of each year and ending on and including the day preceding the first day of the next succeeding distribution period (other than the initial distribution period and the distribution period during which any Series B Preferred Units shall be redeemed).

We will not declare distributions on the Series B Preferred Units, or pay or set apart for payment distributions on the Series B Preferred Units, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment, or setting apart for payment or provide that such declaration, payment, or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no distributions will be authorized by the General Partner and declared by us or paid or set apart for payment if such authorization, declaration, or payment is restricted or prohibited by law.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of any BUCs and each other class or series of Partnership interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior to or on parity with the Series B Preferred Units as to the payment of distributions and, generally, amounts payable upon a liquidation event, the holders of Series B Preferred Units will be entitled to receive an amount equal to $10.00 per Series B Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution. If, upon any such liquidation, dissolution, or winding up of the Partnership the assets of the Partnership, or proceeds thereof, distributable to the holders of Series B Preferred Units are insufficient to pay in full the preferential amount aforesaid as liquidating payments on any other Partnership securities ranking on a parity with the Series B Preferred Units as to such distribution, then such assets, or the proceeds thereof, will be distributed among the Series B Preferred Units and the holders of any such other Partnership securities ratably in accordance with the respective amounts that would be payable on such Series B Preferred Units and any such other Partnership securities if all amounts payable thereon were paid in full. For these purposes, a consolidation or merger of the Partnership or General Partner with one or more entities, a statutory unit or share exchange by the Partnership or General Partner, and a sale or transfer of all or substantially all of the Partnership’s or General Partner’s assets shall not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, of the Partnership or General Partner.

Voting Rights

The Series B Preferred Units have no voting rights except as set forth below or as otherwise provided by Delaware law.

Unless the Partnership shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series B Preferred Units, voting as a single class, no amendment to the Partnership Agreement shall be adopted that would have a material adverse effect on the existing terms of the Series B Preferred Units.

In addition, unless the Partnership shall have received the affirmative vote or consent of the holders of at least a majority of the outstanding Series B Preferred Units, voting as a single class, the Partnership shall not create or issue any Senior Securities. However, at any time and from time to time in the future, the Partnership intends to permit holders of the Existing Preferred Units and the holders of further additional sub-series of Series A Preferred Units, if any, to exchange their units for units of such newly-created sub-series. The Partnership expects that the terms of any such new sub-series of Series A Preferred Units would have substantially similar terms to the units permitted to be exchanged, including with respect to distribution rate, voting rights, redemption rights, and ranking. In this regard, any such new sub-series of Series A Preferred Units would rank senior in priority to the Series B Preferred Units. The terms of any transaction involving the issuance of any such new sub-series of Series A Preferred Units would be determined by direct negotiations with the holders of the securities to be acquired. The effect of any such issuance of a new sub-series of Series A Preferred Units in exchange for then currently-held Series A Preferred Units or other sub-series thereof would be to provide a Unitholder the opportunity to continue its investment in the Partnership without prompting a redemption of its units in accordance with their terms. As a result, the terms of the Series B Preferred Units also provide that no affirmative vote or consent of the Series B Preferred Unit holders is required in connection with the creation or issuance of any new class or series of Senior Securities if (i) the maximum aggregate dollar amount that can be issued with respect to any such new class or series, plus all outstanding existing Senior Securities, that is permitted to be issued by the Partnership by the terms of such new Senior Securities, is no greater than the maximum aggregate amount dollar amount of all existing Senior Securities that is permitted to be issued by the Partnership by the terms of such existing Senior Securities, and (ii) the distribution rate on the new Senior Securities is less than the cash distribution rate of the Series B Preferred Units. For example, if the Partnership creates a new sub-series of Series A Preferred Units, the terms of which limit the maximum aggregate dollar amount of such units, plus all outstanding Existing Preferred units that rank senior to or on parity with the new sub-series, that can be issued by the Partnership to $150 million, and the units of such new sub-series are intended to be exchanged for the units of another then-existing sub-series of Series A Preferred Units, the terms of which also limit the maximum aggregate dollar amount of such units, plus all outstanding existing senior preferred units, that can be issued to $150 million, and the distribution rate on the new sub-series of Series A Preferred Units is less than 5.75%, then the Series B Preferred Unit holders shall have no right to vote on or consent to the creation or issuance of the units of the new sub-series of Series A Preferred Units, regardless of the fact they will be Senior Securities to the Series B Preferred Units. Other than the previously disclosed Series A-1 Preferred Units, the Partnership currently does not have any specific plans or transactions under consideration for the creation or issuance of any such new series or sub-series of units. In addition, the Partnership does not intend in the future to issue any additional units of the currently existing series of preferred units designated as “Series A Preferred Units,” although the Partnership may, in the future, create and issue units of one or more new sub-series of Series A Preferred Units.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote, such holders will be entitled to one vote per unit.

Redemption Rights

Redemption at the Option of the Holder

Upon the sixth anniversary of the closing of the issuance of Series B Preferred Units to a holder, and upon each anniversary thereafter, each holder of Series B Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series B Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions thereon to the date of redemption (the “Redemption Price”). Each such holder of Series B Preferred Units desiring to exercise the redemption rights described in the preceding sentence must provide written notice to the General Partner of its intent to so exercise no less than 180 calendar days prior to any such redemption date. The Redemption Price for each Series B Preferred Unit will be payable in cash. However, notwithstanding the foregoing, any such optional redemption as described above will be effected only out of funds legally available for such purpose. Moreover, any such redemption is subject to compliance with the provisions of our senior bank credit facilities and any other agreements governing our outstanding indebtedness.

In addition, and subject to the subordination provisions described in this paragraph, for a period of 60 days after any date on which the General Partner determines that the BUCs Ratio (defined below) has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series B Preferred Units shall have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series B Preferred Units held by such holder at the Redemption Price. For these purposes, the “BUCs Ratio” means the quotient obtained by dividing the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date by the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date. If the General Partner determines that the BUCs Ratio has fallen below 1.0 on any date and has remained below 1.0 for a period of 15 consecutive business days (the “Ratio Period”), the General Partner shall, within 10 days after the end of the Ratio Period, deliver written notice to the holders of Series B Preferred Units informing them of such determination and their right to redeem their units pursuant to these provisions. However, notwithstanding the foregoing, if holders of Series A Preferred Units and/or Series A-1 Preferred Units, or any other future series or sub-series of preferred units ranking senior in priority to the Series B Preferred Units (“New Senior Securities”), elect to redeem any or all of their respective units upon the determination of the General Partner that the BUCs Ratio has fallen below 1.0 and remained below 1.0 for the Ratio Period, as permitted pursuant to the terms of such units (see “The Partnership Agreement – Issuance of Partnership Securities – Series A Preferred Units” and “– Series A-1 Preferred Units” on page 34 above), then the holders of the Series B Preferred Units will be subordinated to the Existing Preferred Units and the New Senior Securities with respect to the payment and receipt of any redemption proceeds pursuant to this paragraph. In this regard, the holders of the Existing Preferred Units and New Senior Securities will be paid their redemption proceeds first, followed by the holders of the Series B Preferred Units. As of the date of this prospectus, the BUCs Ratio is 4.60.

The Redemption Price for each Series B Preferred Unit will be payable in cash. However, notwithstanding the foregoing, any such optional redemption as described in the paragraphs above will be effected only out of funds legally available for such purpose. Moreover, any such redemption is subject to compliance with the provisions of our senior bank credit facilities and any other agreements governing our outstanding indebtedness.

Redemption at the Option of the Partnership

Upon the sixth anniversary of the closing of a holder’s purchase of Series B Preferred Units, and upon each anniversary thereafter, the Partnership will have the right, but not the obligation, to redeem, in whole or in part, the Series B Preferred Units held by such holder at the Redemption Price. The General Partner will provide written notice to the affected holders of the Series B Preferred Units of its intent to exercise the redemption rights described in the preceding sentence no less than 60 calendar days prior to any such redemption date. The Redemption Price for each Series B Preferred Unit will be payable in cash. However, notwithstanding the foregoing, any such optional redemption as described in this paragraph will be effected only out of funds legally available for such purpose. Moreover, any such redemption is subject to compliance with the provisions of our senior bank credit facilities and any other agreements governing our outstanding indebtedness.

Redemption Procedures

Except as otherwise described above regarding redemptions relating to the BUCs Ratio, the General Partner will give notice of any redemption rights not less than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books and at the address of such holders shown therein. Such notice shall state: (i) the redemption date; (ii) the number of Series B Preferred

Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed from such holder; (iii) the aggregate amount of the Redemption Price payable to such holder; and (iv) that distributions on the units to be redeemed will cease to be paid from and after such redemption date.

If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the General Partner shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units.

If the General Partner gives or causes to be given a notice of redemption, then we will secure funds sufficient to redeem the Series B Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption. If notice of redemption shall have been given, then from and after the date fixed for redemption, all distributions on such units will cease and all rights of holders of such units as our Unitholders will cease, except the right to receive the redemption proceeds.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption proceeds for such units have been secured by us.

Limitation on Issuance of Series B Preferred Units

Notwithstanding any contrary provision described herein, no Series B Preferred Units will be issued by the Partnership if, as of the close of trading on the trading date for the NYSE immediately prior to any date on which Series B Preferred Units are intended to be issued, the aggregate market capitalization of the BUCs on the NYSE is less than two times the aggregate book value of the Senior Securities and the Series B Preferred Units, as shown on the Partnership’s then current accounting records. As of the date of this prospectus, the aggregate market capitalization of the BUCs is $379,207,507. Assuming all of the Series B Preferred Units are issued in this offering, the book value of the Senior Securities and the Series B Preferred Units would be $82,355,125, resulting in a ratio of BUCs market capitalization to the aggregate book value of the Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units of 4.60.

No Sinking Fund

The Series B Preferred Units will not have the benefit of any sinking fund.

No Conversion Rights

The holders of Series B Preferred Units do not have any rights to convert such units into BUCs, any other class or series of preferred units, or any other Partnership security.

No Fiduciary Duty

Neither the General Partner nor the Partnership or any of its officers, nor any affiliate of any of them, owe any fiduciary duties to holders of the Series B Preferred Units, other than a contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

Book-Entry System

The General Partner does not intend to issue physical certificates for the Series B Preferred Units. Rather, all of the Series B Preferred Units offered hereby will be held in book-entry form with the Partnership in the name of the investor which purchased the Series B Preferred Units. The Partnership acts as its own registrar and transfer agent for the Series B Preferred Units. As a result, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires. Payments and communications made to holders of the Series B Preferred Units will be duly made by and through the Partnership.

Accordingly, each purchaser of Series B Preferred Units must rely on (i) the procedures of the Partnership to receive distributions, any redemption proceeds, and notices with respect to such Series B Preferred Units, and (ii) the records of the Partnership to evidence its ownership of such Series B Preferred Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material U.S. federal income tax considerations that may be relevant to prospective holders of Series B Preferred Units who are individual citizens or residents of the United States. This section is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. The tax consequences to you of an investment in our Series B Preferred Units will depend in part on your own tax circumstances. Unless the context otherwise requires, references in this section to “us” or “we” are references to Greystone Housing Impact Investors LP and our consolidated subsidiaries.

The following discussion does not comment on all U.S. federal income tax matters affecting us or our Unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain Unitholders. Moreover, the discussion focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other Unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our units being taken into account in an applicable financial statement and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences, and does not address the Medicare 3.8% net investment income tax. Accordingly, we encourage each prospective holder of Series B Preferred Units to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of Series B Preferred Units and potential changes in applicable laws.

All statements of law and legal conclusions, but not any statements of fact, contained in this section, except as described below or otherwise noted, are the opinion of Barnes & Thornburg LLP and are based on the accuracy of representations made by us to Barnes & Thornburg LLP for this purpose. Barnes & Thornburg LLP is unable to opine that interest on any mortgage revenue bond held by the Partnership is currently excludable from gross income of a bondholder for federal income tax purposes because the facts necessary to provide such an opinion are unknown and not reasonably available to the Partnership or counsel, such facts cannot be obtained by the Partnership or counsel without unreasonable effort or expense, and because such facts rest peculiarly within the knowledge of other persons not affiliated with the Partnership. Specifically, such opinion would require detailed information and calculations from the respective issuer, borrower, bond trustee, and guarantors of each mortgage revenue bond regarding eligibility under and compliance with the applicable provisions of the Code and Treasury Regulations, including without limitation, information and computations relating to the investment of bond proceeds, use of bond proceeds, occupancy of bond-financed properties and rebate payments to the United States. Both the Partnership and its counsel have determined it is not possible to obtain this information and computations for all mortgage revenue bonds.

No ruling on the federal, state, or local tax considerations relevant to the purchase, ownership and disposition of the Partnership’s units, or the statements or conclusions in this description, has been or will be requested from the Internal Revenue Service (“IRS”) or from any other tax authority, and a taxing authority, including the IRS, may not agree with the statements and conclusions expressed herein. In the opinion of Barnes & Thornburg LLP, based upon the Code, the Treasury Regulations, published revenue rulings and court decisions, and the representations described below, the Partnership will be classified as a partnership for U.S. federal income tax purposes. However, no assurance can be given that any opinion of counsel would be accepted by the IRS or, if challenged by the IRS, sustained in court. Any contest of this sort with the IRS may materially and adversely impact the market for our units, including the prices at which our units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our Unitholders and our General Partner and thus will be borne indirectly by our Unitholders and our

General Partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

In rendering its opinion set forth in the preceding paragraph, Barnes & Thornburg LLP has relied on factual representations made by us and the General Partner. The representations made by us and the General Partner upon which Barnes & Thornburg LLP has relied include:

•
We have not elected to be, will not elect to be, and are not otherwise treated as a corporation for U.S. federal income tax purposes; and

•
For each taxable year, more than 90% of our gross income has been and will be income of the type that is “qualifying income” within the meaning of Section 7704(d) of the Code.

We urge you to consult your own tax advisors about the specific tax consequences to you of purchasing, holding and disposing of our Series B Preferred Units, including the application and effect of federal, state, local and foreign income and other tax laws.

Taxation of the Partnership

Partnership Status

An entity that is treated as a partnership for U.S. federal income tax purposes generally will not be liable for entity-level federal income taxes. Instead, as described below, each partner of the partnership (and in our case, our Unitholders) will take into account its respective share of the items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability as if the partner (and in our case, the Unitholder) had earned such income directly, regardless of whether cash distributions are made to him or her by the partnership. Distributions by a partnership to a partner generally are not taxable to the partnership or the partner unless the amount of cash distributed to him or her is in excess of the partner’s adjusted basis in his partnership interest. Please read “– Allocation of Income, Gain, Loss and Deduction” and “– Treatment of Distributions on Series B Preferred Units.”

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, and marketing of certain natural resources, including crude oil, natural gas and products thereof, as well as other types of income such as interest (other than from a financial business) and dividends. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status or the status of the operating subsidiaries for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Code. However, as noted above, Barnes & Thornburg LLP, as described and qualified above, is of the opinion that we will be classified as a partnership for U.S. federal income tax purposes.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our Unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then as distributing that stock to our Unitholders in liquidation. This deemed contribution and liquidation generally should not result in the recognition of taxable income by our Unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for U.S. federal income tax purposes.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, and which may affect a Unitholder’s investment.

At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand substantially could reduce our cash available for distribution to our Unitholders.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our Unitholders. Our taxation as a corporation materially would reduce the cash available for distribution to Unitholders and thus likely would substantially reduce the value of our units. Any distribution made to a Unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the Unitholder’s tax basis in its units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Barnes & Thornburg LLP that we will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Series B Holder Status

To the extent of distributions on the Series B Preferred Units (“Series B Distributions”) are made in any given tax year, the holders of Series B Preferred Units will take into account a corresponding share of items of income, gain, loss and deduction in computing its federal income tax liability as if the Series B Preferred Units holder had earned such income directly. If the Series B Preferred Units are not partnership interests for U.S. federal income tax purpose, they likely would constitute indebtedness for such purposes and distributions on the Series B Preferred Units likely would constitute taxable ordinary interest income to the Series B Preferred Unit holders.

The tax treatment of our preferred units (including our Series B Preferred Units) is uncertain. As such, Barnes & Thornburg LLP is unable to opine as to the tax treatment of our preferred units (including our Series B Preferred Units) and the allocations made to the holders of such units, which are described below under the caption “– Tax Consequences of Unit Ownership – Allocation of Income, Gain, Loss and Deduction.” Although the IRS may disagree with this treatment, we will treat holders of Series B Preferred Units as partners and distributions paid to holders of Series B Preferred Units as being made to such holders in their capacity as partners. As noted above, if the Series B Preferred Units are not partnership interests, they likely would constitute indebtedness for U.S. federal income tax purposes and distributions to the holders of Series B Preferred Units would constitute ordinary interest income to holders of Series B Preferred Units. If Series B Preferred Units are treated as partnership interests, but distributions to holders of Series B Preferred Units are not treated as being made to such holders in their capacity as partners, then these distributions likely would be treated as guaranteed payments for the use of capital. Guaranteed payments generally would be taxable to the recipient as ordinary income, and a recipient could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “– Tax Consequences of Unit Ownership – Treatment of Securities Loans.” Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

The remainder of this discussion assumes that our Series B Preferred Units are partnership interests for U.S. federal income tax purposes and that distributions to holders of Series B Preferred Units will be made to such holders in their capacity as partners. As noted, Barnes & Thornburg LLP will not be rendering an opinion with respect to these assumptions.

Flow-Through of Taxable Income

Subject to the discussion below under “– Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our Unitholders, we do not pay any U.S. federal income tax. Rather, each holder will be required to report on its U.S. federal income tax return each year the income, gains, losses and deductions allocated to such holder for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a Unitholder even if that Unitholder has not received a cash distribution.

We will treat distributions that are declared to holders of Series B Preferred Units as distributions by the Partnership to the Series B Preferred Unit holders in connection with their interest in the Partnership. If Series B Distributions are declared within the Partnership’s taxable year, the Series B Preferred Units holder will receive an allocable share of items of income, gain, loss and deductions to the extent of such Series B Distribution received.

Basis of Units

A Unitholder’s tax basis in its units (including Series B Preferred Units) initially will be the amount paid for those units. A common Unitholder’s basis will be increased by the Unitholder’s initial allocable share of our liabilities. A Unitholder’s basis will be (i) increased by the Series B Preferred Unit holder’s share of our income and any increases in such Series B Preferred Unit holder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the Series B Preferred Unit holder, such holder’s share of our losses, any decreases in the holder’s share of our liabilities, and certain other items.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own BUCs and Series B Preferred Units or other interests in the Partnership, please consult your tax advisor with respect to determining the consequences on your basis in your units.

Treatment of Distributions on Series B Preferred Units

Distributions by us to a Unitholder generally will not be taxable to the Unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his units immediately before the distribution. Our cash distributions in excess of a Unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under “– Disposition of Units.” Any reduction in a Unitholder’s share of our liabilities for which no partner, including the General Partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that Unitholder. To the extent our distributions cause a Unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. See below “– Limitations on Deductibility of Losses.”

A non-pro rata distribution of money or property may result in ordinary income to a Unitholder, regardless of his tax basis in his units, if the distribution reduces the Unitholder’s share of our “unrealized receivables,” including depreciation recapture and/or substantially appreciated “inventory items,” each as defined in the Code, and collectively, “Section 751 Assets.” Please see “– Disposition of Units – Recognition of Gain or Loss” for more discussion of Section 751 Assets.

Limitations on Deductibility of Losses

A Unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the Unitholder’s adjusted tax basis in its units, and (ii) in the case of a Unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the Unitholder is considered to be “at risk” with respect to our activities. A Unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the Unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the Unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another Unitholder or can look only to the units for repayment.

A Unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a Unitholder’s share of nonrecourse liabilities) cause the Unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a Unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the Unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a Unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain can no longer be used and will not be available to offset a Unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation limits the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (such as, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a Unitholder’s share of the passive income we generate may be deducted in full when a Unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

For taxpayers other than corporations in taxable years beginning after December 31, 2020 (as revised by the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, of 2020 and the Inflation Reduction Act of 2022), and before January 1, 2028, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $289,000 or $578,000 for taxpayers filing a joint return, in 2023. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a Unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such Unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a Unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a Unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

Commencing with taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 restricts the amount of interest expense that may be deducted. Generally, “business interest” expenses are now deductible only to the extent of business interest income plus 30% of “adjusted taxable income.” Any disallowed amount may be carried forward indefinitely.

“Business interest” is interest paid or accrued with respect to indebtedness allocable to a trade or business. It does not include investment interest expense. The 30% limit applies to “adjusted taxable income.” For the first four years of this new limitation, a person’s “adjusted taxable income” meant taxable income from trade or business activities, computed before any deductions for interest, depreciation, amortization, net operating losses and the new pass-through deduction. However, in the case of taxable years beginning on or after January 1, 2022, depreciation and amortization deductions are not added back to income. As a result, after 2021, there is a lower limit on the amount of interest that may be deducted. The Partnership does not expect to have a trade or business that would cause interest allocated to Unitholders to be treated as business interest.

The deductibility of a non-corporate taxpayer’s “investment interest expense” generally is limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes interest on indebtedness properly allocable to property held for investment, our interest expense attributed to portfolio income, and the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a Unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its Unitholders. In addition, the Unitholder’s share of our portfolio income will be treated as investment income.

Prospective investors are urged to consult their own tax advisors with respect to the interest expense limitation rules.

Payment of Unitholder Taxes

If we are required or elect under applicable law to pay any U.S. federal, state, local or non-U.S. tax on behalf of any current or former Unitholder, we are authorized to treat the payment as a distribution of cash to the relevant Unitholder. Where the tax is payable on behalf of all Unitholders or we cannot determine the specific Unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current Unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a Unitholder, in which event the Unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Limitation on Miscellaneous Itemized Deductions

For any taxable year beginning before January 1, 2026, a non-corporate taxpayer is prohibited from taking itemized deductions for miscellaneous expenses, or “miscellaneous itemized deductions.” For taxable years beginning on or after January 1, 2026, these expenses (i) will be deductible by a non-corporate Unitholder for regular U.S. federal income tax purposes only to the extent that the Unitholder’s share of such expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of its adjusted gross income for the particular year, (ii) will not be deductible by a non-corporate Unitholder for U.S. federal alternative minimum tax purposes and (iii) will be subject to certain other limitations on deductibility. These limitations would apply to non-corporate Series B Preferred Unit holders if the proposed activities of the Partnership do not constitute a trade or business. There is a risk that the IRS may contend, in any taxable year, that each non-corporate Series B Preferred Unit holder’s share of each of the Partnership’s otherwise deductible expenses constitutes a miscellaneous expense, potentially subject to disallowance through taxable years ending before January 1, 2026 and the two percent (2%) floor thereafter. We believe that the proposed activities of the Partnership will constitute a trade or business, but there can be no assurance that the IRS will not assert a contrary position on audit.

Allocation of Income, Gain, Loss and Deduction

In general, when distributions are made to holders of Series B Preferred Units, we intend to allocate available items of gross income to the recipients to the extent of such distributions. Thereafter, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our holders of units other than Series B Preferred Units in accordance with their percentage interests in us provided, however, to the extent of Series B

Distributions, items of income, gain, loss and deduction will be allocated to the Series B Preferred Unit holders. If we have a net loss, our items of income, gain, loss and deduction will be allocated among our BUC holders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Series B Preferred Units will only be allocated net loss in the event that the capital accounts of the BUC holders have been reduced to zero.

Treatment of Securities Loans

A Unitholder whose units are loaned (for example, a loan to “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such Unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending Unitholder, and (ii) any cash distributions received by the Unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to consult their tax advisors regarding possible alternatives. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “– Disposition of Units – Recognition of Gain or Loss.”

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series B Preferred Units will be required to include in its tax return its allocable share of items of income, gain, loss and deduction of the Partnership, which will correspond to the amount of Series B Distributions received. A holder of Series B Preferred Units that has a taxable year ending on a date other than December 31 and that disposes of all its units following the close of our taxable year but before the close of such holder’s taxable year, will be required to include in income for such holder’s taxable year its allocable share of items of income, gain, loss and deduction, which will correspond to the amount of Series B Distributions received from more than one year.

Tax Basis, Depreciation and Amortization

The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a Unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “– Tax Consequences of Unit Ownership – Allocation of Income, Gain, Loss and Deduction.”

The costs we incur in offering and selling our common units (called “syndication expenses”) generally must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of Units – Recognition of Gain or Loss.”

We were allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year.

Disposition of Units

Recognition of Gain or Loss

A holder of Series B Preferred Units will be required to recognize gain or loss on a sale of such units equal to the difference between the Unitholder’s amount realized and tax basis in the units sold. A Unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives for the unit. Gain or loss recognized by a Unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, a portion of this gain or loss, which may be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a Unitholder may recognize both ordinary income and a capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests (presumably including both common units and Series B Preferred Units).

Special rules apply to determining basis and holding period of a Unitholder’s Units where less than all of a Unitholder’s interest is sold. A Unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•
a short sale;
•
an offsetting notional principal contract; or
•
a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Prospective investors should consult their own tax advisors regarding the application of these rules governing the taxation of financial products to their particular investment in the Partnership.

Allocations Between Transferors and Transferees

Holders of Series B Preferred Units owning Series B Preferred Units on the record date of any declared distribution (the “Allocation Date”) will be entitled to receive the distribution payable with respect to their units. Purchasers of Series B Preferred Units after the Allocation Date will therefore not be entitled to a cash distribution on their Series B Preferred Units until the next Allocation Date.

Notification Requirements

A Unitholder who sells or purchases any of its units generally is required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from the application of certain depreciation and amortization methods. Any non-uniformity could have a negative impact on the value of the units. Barnes & Thornburg LLP has not rendered an opinion with respect to our specific methods of depreciation and amortization, and the IRS may challenge these methods. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “ – Disposition of Units – Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective Unitholders that are tax-exempt entities or non-U.S. Unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. A portion of our income allocated to the Series B Preferred Unit holders may be unrelated business taxable income (“UBTI”) and, accordingly, will be taxable to a tax-exempt Unitholder.

Non-U.S. Unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business (“effectively connected income” or “ECI”) and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. Unitholder. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a non-U.S. Unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate Unitholder is a “qualified resident.” In addition, this type of Unitholder may be subject to special information reporting requirements under Section 6038C of the Code.

Under Section 864(c)(8) and Section 1446(f) of the Code, all or a portion of a non-U.S. Unitholder’s gain from the sale or other disposition of its units will be treated as effectively connected with a Unitholder’s indirect U.S. trade or business constituted by its investment in us. Furthermore, under recently finalized Section 1446(f) regulations, amounts paid to a non-U.S. Unitholder in exchange for units are subject to withholding unless the Unitholder qualified for an exemption and, where applicable, can furnish required certifications. The effective date for the final Section 1446(f) regulations relating to publicly traded partnerships was delayed until January 1, 2023 to allow for orderly implementation. Moreover, under the Foreign Investment in Real Property Tax Act (“FIRPTA”), a non-U.S. Unitholder generally will be subject to U.S. federal income tax and withholding upon the sale or disposition of a unit if (i) it owned (directly or indirectly or constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such Unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, non-U.S. Unitholders may be subject to federal income tax on gain and withholding from the sale or disposition of their units. If both FIRPTA and Section 1446(f) of the Code require withholding, FIRPTA withholding generally takes precedence. Non-U.S. Unitholders strongly are urged to consult their own tax advisors regarding an investment in the Partnership, including the application of withholding tax rules on the sale or other disposition of units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each Unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each Unitholder’s share of income, gain, loss and deduction. We cannot assure our Unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. We cannot assure prospective Unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each Unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments unrelated to our returns.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our General Partner, Unitholders and former Unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Our Partnership Representative may, but is not required to, elect to have our General Partner, Unitholders and former Unitholders take an audit adjustment into account in accordance with their interests in us during the taxable year under audit. If this election is not made, or if other adjustments are made with respect to an entity in which we are a partner or member and that does not similarly elect, our then current Unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such Unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our Unitholders might be substantially reduced. These rules still are fairly new, and the manner in which they may apply to us in the future is uncertain.

For taxable years beginning after December 31, 2017, we will designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our General Partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our Unitholders.

Accuracy-Related Penalties

Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local, Foreign and Other Tax Considerations

In addition to U.S. federal income taxes, Unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the Unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider the potential impact of such taxes on its investment in us.

A Unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such Unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a Unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such Unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a Unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular Unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident Unitholder from the obligation to file an income tax return.

Under Sections 1471 through 1474 of the Code, applicable Treasury regulations and additional guidance (“FATCA”), the Partnership generally will be required to withhold a 30% tax from any “withholdable payments” it makes, or is treated as making, to any non-U.S. Unitholder that is an entity unless such non-U.S. Unitholder provides certain certifications and other information to the Partnership sufficient to establish that it qualifies for an exemption from, or an appropriate reduction of, the FATCA tax (including information generally relating to its U.S. owners, if any). For purposes of FATCA, “withholdable payments” are defined, in relevant part, as payments of U.S.-source fixed, determinable annual or periodical income.

Moreover, Treasury and the IRS have issued proposed regulations that (i) provide that the FATCA tax will not be imposed on gross proceeds from the disposition of property that can produce U.S. source dividends or interest, as otherwise would have been the case after December 31, 2018, (ii) delay the time for the application of the FATCA tax to foreign passthru payments (which are attributable to withholdable payments) to a date no earlier than two years after the date of publication of final Treasury regulations applicable to foreign passthru payments and (iii) state that taxpayers may rely on these provisions of the proposed regulations until final regulations are issued.

IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT JURISDICTIONS, OF THEIR INVESTMENT IN US. WE STRONGLY RECOMMEND THAT EACH PROSPECTIVE UNITHOLDER CONSULT, AND DEPEND UPON, ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE, LOCAL AND NON-U.S., AS WELL AS U.S. FEDERAL TAX RETURNS THAT MAY BE REQUIRED OF IT. BARNES & THORNBURG LLP HAS NOT RENDERED AN OPINION ON THE STATE TAX, LOCAL TAX, ALTERNATIVE MINIMUM TAX, OR FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN US.

PLAN OF DISTRIBUTION

This prospectus is part of a “shelf” registration statement on Form S-4 that we have filed with the SEC. Under the shelf registration process, we may offer and issue up to 1,750,000 Series B Preferred Units in exchange for our outstanding Series A Preferred Units. In this regard, on an individual basis, we intend to offer holders of our outstanding Series A Preferred Units newly issued Series B Preferred Units in exchange for their Series A Preferred Units. We intend to make such offers under this prospectus on a continuous basis after the registration statement of which this prospectus is a part is declared effective by the SEC. We reasonably expect to offer and issue the units covered by this prospectus in connection with future exchange transactions within two years from the effective date of the registration statement of which this prospectus forms a part.

The general purpose of this offering is to provide one or more holders of our outstanding Series A Preferred Units the opportunity to make a new investment decision in connection with their interests in the Partnership by exchanging their Series A Preferred Units for newly issued Series B Preferred Units, without prompting a redemption of their current Series A Preferred Units in accordance with their terms. Currently, there are two holders of our Series A Preferred Units. As described elsewhere in this prospectus, upon the sixth anniversary of the closing of the sale of Series A Preferred Units to a holder thereof, and upon each anniversary thereafter, each holder of Series A Preferred Units has the right to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions. The redemption price is payable in cash. Under the terms of the units, certain holders of Series A Preferred Units are currently able to redeem their units. If a Series A Preferred Unit holder chooses to acquire Series B Preferred Units pursuant to this offering, such unitholder’s Series A Preferred Units would be canceled, and the unitholder would then have a new right to redeem its Series B Preferred Units upon the sixth anniversary of the closing of the issuance of Series B Preferred Units to such holder.

The terms of any transaction involving the issuance of any such Series B Preferred Units will be determined by direct negotiations between us and our representatives and the holders of our outstanding Series A Preferred Units to be exchanged. In this regard, the Series B Preferred Units to be issued in connection with these transactions will be valued at a price per unit of $10.00. Factors taken into account in transactions may include, among others, the current market, strategic, and operational status of the security holder, whether the security holder desires to exchange all or only a portion of its securities, and whether and to what extent the parties desire to include cash consideration as part of the transaction. In addition to Series B Preferred Units, consideration for these exchange transactions may consist of any consideration permitted by applicable law, including without limitation, the payment of cash by the Partnership to the unitholder, the issuance of other Preferred Units, the issuance of a note or other form of indebtedness, or any combination of these items. At any given time we may be engaged in preliminary discussions or negotiations with transaction parties regarding possible future exchange transactions.

We will pay all expenses of this offering. The Series B Preferred Units are being offered and issued directly to investors without a placement agent, underwriter, broker, or dealer. We do not expect to pay underwriting discounts or commissions in connection with this offering. Any person receiving any such fees may be deemed to be an “underwriter” within the meaning of the Securities Act.

A prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part will contain more information regarding the terms of any exchange transaction and definitive exchange agreement. If necessary, we also will file with the SEC one or more post-effective amendments to the registration statement of which this prospectus is a part disclosing facts or events that have arisen after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (including any material information with respect to the plan of distribution which was not previously disclosed in the registration statement or any material change to such information), whether in connection with a particular offer or issuance to a Series A Preferred Units holder or otherwise. In addition, to the extent required, we intend to file a Form 8-K with the SEC, within the time periods indicated in the Form 8-K instructions, disclosing certain material information regarding each exchange transaction we enter into with a holder of Series A Preferred Units.

There is no established trading market for our Series B Preferred Units and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Units on any national securities exchange.

We will act as transfer agent for the Series B Preferred Units being offered hereby. If a holder of our outstanding Series A Preferred Units decides to invest in the Series B Preferred Units, the investor’s agreement to invest in the units will be evidenced by an exchange or similar agreement and other related documents entered into with us resulting from our direct negotiations with such unitholder.

We may determine to hold more than one closing with respect to transactions in our Series B Preferred Units pursuant to this offering. The initial closing and any subsequent closings will be held at times and places and on the dates selected by us.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana. The description of federal income tax consequences in “Material U.S. Federal Income Tax Considerations” is based on the opinion of Barnes & Thornburg LLP.

EXPERTS

The financial statements of Greystone Housing Impact Investors LP incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of America First Capital Associates Limited Partnership Two incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 has been so incorporated in reliance on the report of Lutz & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We furnish and file annual, quarterly, and current reports and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.ghiinvestors.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits, financial statements, and schedules thereto. We refer you to the registration statement, the exhibits, financial statements, and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023;
•
our Current Reports on Form 8-K filed with the SEC on January 10, January 26, February 16, March 6, March 15, June 5, June 7, June 14, June 15, June 28, June 29, July 17, July 27, August 9, September 13, September 22, October 5, and November 6, 2023; and
•
the description of our beneficial unit certificates representing assigned limited partnership interests contained in our registration statement on Form 8-A filed with the SEC on November 28, 2022, as such description was amended on December 20, 2022, together with any further amendment or report filed with the SEC for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents and additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of any offering. These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements, if any. Any statement contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the related registration statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person, including any beneficial owner of our BUCs, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the information or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Mr. Jesse A. Coury

Greystone Housing Impact Investors LP

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

You should rely only on the information and representations in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information or representations. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any party or other person from and against any and all claims and demands whatsoever, subject to any terms, conditions, or restrictions set forth in the partnership agreement. The registrant has no directors. Indemnification of the registrant’s general partner and its affiliates (including the officers and managers of the general partner of the registrant) is provided in Section 5.09 of the registrant’s First Amended and Restated Agreement of Limited Partnership, which is listed as Exhibit 4.1 of Item 21 of this Registration Statement and such section is incorporated by reference herein.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1

Greystone Housing Impact Investors LP Second Amended and Restated Agreement of Limited Partnership dated December 5, 2022 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (No. 001-41564), filed by the Partnership on December 5, 2022).

4.2

First Amendment to Second Amended and Restated Agreement of Limited Partnership of Greystone Housing Impact Investors LP dated June 6, 2023 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (No. 001-41564), filed by the registrant on June 7, 2023).

4.3

Certificate of Limited Partnership of America First Multifamily Investors, L.P. (f/k/a America First Tax Exempt Investors, L.P.) (incorporated herein by reference to Exhibit 3.5 to Form 10-K (No. 000-24843), filed by the registrant on February 28, 2019).

4.4

Amendment to the Certificate of Limited Partnership, effective November 12, 2013 (incorporated herein by reference to Exhibit 3.6 to Form 10-K (No. 000-24843), filed by the registrant on February 28, 2019).

4.5

Amendment to the Certificate of Limited Partnership of America First Multifamily Investors, L.P. (now known as Greystone Housing Impact Investors LP) dated November 29, 2022 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (No. 000-24843), filed by the Partnership on November 30, 2022).

4.6

Certificate of Incorporation and Bylaws of Greystone ILP, Inc. (incorporated herein by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (No. 333-235259), filed by the registrant on November 26, 2019).

4.7*	Form of Exchange Agreement.
5.1*	Opinion of Barnes & Thornburg LLP regarding legality of the securities being registered.
8.1*	Opinion of Barnes & Thornburg LLP regarding certain tax matters.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Lutz & Company, P.C.
23.3*	Consent of Barnes & Thornburg LLP (included in Exhibits 5.1 and 8.1).
24.1*	Powers of Attorney.
107*	Filing Fee Table.

* Previously Filed.

** Filed herewith.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes as follows:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2) That every prospectus (i) that is filed pursuant to paragraph (g)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(j) The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 8, 2023.

Greystone Housing Impact Investors LP
By:	America First Capital Associates Limited Partnership Two, General Partner of the Registrant
By:	Greystone AF Manager, LLC, General Partner of America First Capital Associates Limited Partnership Two

By:	/s/ Stephen Rosenberg
Stephen Rosenberg, Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Kenneth C. Rogozinski
Kenneth C. Rogozinski	Chief Executive Officer of the Registrant (Principal Executive Officer)	November 8, 2023
/s/ Jesse A. Coury
Jesse A. Coury	Chief Financial Officer of the Registrant (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
/s/ Stephen Rosenberg*
Stephen Rosenberg	Chairman and Manager of Greystone AF Manager, LLC	November 8, 2023
/s/ Jeffrey M. Baevsky*
Jeffrey M. Baevsky	Manager of Greystone AF Manager, LLC	November 8, 2023
/s/ Drew C. Fletcher*
Drew C. Fletcher	Manager of Greystone AF Manager, LLC	November 8, 2023
/s/ W. Kimball Griffith*
W. Kimball Griffith	Manager of Greystone AF Manager LLC	November 8, 2023
/s/ Steven C. Lilly*
Steven C. Lilly	Manager of Greystone AF Manager LLC	November 8, 2023
/s/ Deborah A. Wilson*
Deborah A. Wilson	Manager of Greystone AF Manager LLC	November 8, 2023
/s/ Robert K. Jacobsen*
Robert K. Jacobsen	Manager of Greystone AF Manager LLC	November 8, 2023

*By: /s/ Jesse A. Coury

Jesse A. Coury

Attorney-in-Fact